SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549





                                       FORM 8-K


                                    CURRENT REPORT


                            Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)            July 18, 1996


                      DEAN WITTER REALTY GROWTH PROPERTIES, L.P.
                (Exact name of registrant as specified in its charter)


          Delaware                      0-18151                  13-3286866
(State or other jurisdiction          (Commission            (I.R.S. Employer
    of incorporation)                 File Number)          Identification No.)


  Two World Trade Center, New York, New York                       10048
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code          (212) 392-1054



             (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

      In May 1996, TWC Eleven, Ltd. agreed to sell the Bayport Plaza Hyatt Hotel, located in Tampa, Fl., to Hyatt Corporation, manager of the hotel, for a net sales price of approximately $72.2 million. The Partnership owns a 91.6% indirect general partnership interest in TWC Eleven, Ltd., as a result of its 99% general partnership interest in Bayport, Ltd., which owns a 92.5% general partnership interest in TWC Eleven, Ltd. The sale was made pursuant to Hyatt Corporation's right of first offer contained in the hotel management agreement.

      The closing of the sale took place on July 18, 1996. The purchase price was paid in cash at closing.

      At closing, a portion of the sales proceeds was used to repay the mortgage note encumbering the hotel and loans from affiliates.

                                    SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               DEAN WITTER REALTY GROWTH PROPERTIES, L.P.

                          By: Dean Witter Realty Growth Properties Inc. Managing General Partner


                          By:  /s/ E. Davisson Hardman, Jr.
                               E. Davisson Hardman, Jr.
                               President




Date:  August 2, 1996

Item 7. Financial Statements and Exhibits

(b)   Pro Forma Financial Information

      (1)   Pro Forma Balance Sheet as of March 31, 1996

      (2) Pro Forma Statements of Operations for the year ended December 31, 1995 and three months ended March 31, 1996

(c)   Exhibits

      (1) Second Amended and Restated Management Agreement, dated January 26, 1995, between TWC Eleven, Ltd. and Hyatt Corporation

                      Dean Witter Realty Growth Properties, L.P.
                         Pro Forma Consolidated Balance Sheet
                                 As of March 31, 1996


The following unaudited pro forma balance sheet has been presented as if the Bayport Plaza Hyatt Hotel was sold as of March 31, 1996. The pro forma adjustments reflect a) the cash proceeds from the sale; b) the elimination of the net carrying value of the property from real estate and other assets and liabilities relating to the hotel; and c) the repayment of the mortgage note and loans from affiliates.

                                                      Pro Forma
                                     Historical      Adjustments       Pro Forma
ASSETS
  Real estate, at cost:
    Buildings and improvements     $ 47,284,214    $ (47,284,214)    $          -
    Land and land improvements        4,658.353      ( 4,658.353)               -
                                     51,942,567      (51,942,567)               -
  Accumulated depreciation           21,440,276      (21,440,276)               -
                                     30,502,291      (30,502,291)               -

  Real estate held for sale           2,021,342                -        2,021,342
  Cash and cash equivalents           2,016,464       26,814,333       28,830,797
  Deferred expenses, net              1,228,483          (23,689)       1,204,794
  Accounts receivable                 2,411,110                -        2,411,110
  Restricted cash                     3,315,774       (3,315,774)               -
  Other assets                          308,098         (288,907)          19,191

                                   $ 41,803,562    $  (7,316,328)    $ 34,487,234


LIABILITIES AND PARTNERS' CAPITAL

  Mortgage note payable            $ 40,093,731    $ (40,093,731)    $          -
  Due to affiliates                   6,512,780       (6,088,850)         423,930
  Accounts payable
    and accrued expenses              3,023,903       (2,599,608)         424,295
  Excess of distributions and
    losses over cost of
    investments in partnerships       7,706,024                -        7,706,024
  Minority interests                  1,614,642                -        1,614,642
                                     58,951,080      (48,782,189)      10,168,891

  Total partner's capital           (17,147,518)      41,465,861       24,318,343

                                   $ 41,803,562    $  (7,316,328)    $ 34,487,234

                   Dean Witter Realty Growth Properties, L.P.
                    Pro Forma Consolidated Statement of Operations
                         For the year ended December 31, 1995

The following unaudited pro forma consolidated statement of operations has been presented as if the Bayport Plaza Hyatt Hotel was sold as of January 1, 1995. The pro forma adjustments reflect the elimination of hotel and other revenues, hotel operating expenses, interest, amortization, depreciation, and general and administrative expenses relating to the hotel. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the hotel.

                                                    Pro Forma
                                   Historical     Adjustments         Pro Forma
Revenues:
  Hotel operating                  $ 27,351,396    $ (27,351,396)    $           -
  Rental                              1,236,740                -         1,236,740
  Interest and other                    143,188          (20,080)          123,108
                                     28,731.324      (27,371,476)        1,359,848

Expenses:
  Hotel operating                    20,483,839      (20,483,839)                -
  Interest                            5,327,001       (4,350,085)          976,916
  Property operating                    381,262                -           381,262
  Amortization                          246,841          (33,418)          213,423
  Depreciation                        2,119,206       (1,894,869)          224,337
  Equity in net losses of
    partnerships                        845,578                -           845,578
  General and administrative            464,415          (66,565)          397,850
  Losses on real estate sold          1,249,457                -         1,249,457
                                     31,117,599      (26,828,776)        4,288,823

Loss before minority interest        (2,386,275)        (542,700)       (2,928,975)

Minority interest in income of
  consolidated partnerships                (954)          (5,763)           (6,717)

Loss before extraordinary item       (2,387,229)        (548,463)       (2,935,692)

Extraordinary item:
  Gain of extinguishment of
    debt due to foreclosure           1,938,645                -         1,938,645

Net loss                           $   (448,584)   $    (548,463)    $    (997,047)

Net loss per Unit of Limited
  partnership interest             $      (5.22)   $       (6.70)    $      (11.92)
/TABLE

             Dean Witter Realty Growth Properties, L.P.
                    Pro Forma Consolidated Statement of Operations
                       For the three months ended March 31, 1996

The following unaudited pro forma consolidated statement of operations has been presented as if the Bayport Plaza Hyatt Hotel was sold as of January 1, 1996. The pro forma adjustments reflect the elimination of hotel and other revenues, hotel operating expenses, interest, amortization, depreciation, and general and administrative expenses relating to the hotel. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the hotel.

                                                      Pro Forma
                                     Historical      Adjustments       Pro Forma
Revenues:
  Hotel operating                  $  9,138,921    $  (9,138,921)    $           -
  Interest and other                     56,137           (8,481)           47,656
                                      9,195,058       (9,147,402)           47,656

Expenses:
  Hotel operating                     5,701,327       (5,701,327)                -
  Interest                            1,057,153       (1,057,153)                -
  Property operating                     33,912                -            33,912
  Amortization                           49,204           (8,354)            40,850
  Depreciation                          455,437         (455,437)                -
  Equity in net losses of
    partnerships                        195,449                -           195,449
  General and administrative             90,309          (11,963)           78,346
                                      7,582,791       (7,234,234)          348,557

Income (loss) before minority
  interest                            1,612,267       (1,913,168)         (300,901)

Minority interest in loss (income)
  of consolidated partnerships          (31,507)          35,416             3,909

Net income (loss)                  $  1,580,760    $  (1,877,752)    $    (296,992)

Net income (loss) per Unit of
  Limited partnership interest     $      19.31    $      (22.94)    $       (3.63)
/TABLE

                        SECOND AMENDED AND RESTATED
                           MANAGEMENT AGREEMENT


                             THIS SECOND AMENDED AND RESTATED
MANAGEMENT AGREEMENT (this "Management Agreement") is executed in several counterparts as of January 26, 1995, by and between TWC ELEVEN, LTD., a Florida limited partnership (hereinafter called "Owner"), and HYATT CORPORATION, a Delaware corporation (hereinafter called "Hyatt").


                                 RECITALS


                             A.              Owner owns that certain
real property located in the City of Tampa, Hillsboro County, Florida, more particularly described in Exhibit A attached hereto
(the "Site"), and on which the Hyatt Regency Westshore hotel has been built and is now located.

                             B.              Owner and Hyatt have
heretofore entered into a certain Amended and Restated Management Agreement, dated as of May 28, 1985, as amended by a certain Letter Agreement likewise dated May 28, 1985 (the said Amended and Restated Management Agreement, as so amended, being herein collectively referred to as the "Original Management Agreement"), between Owner and Hyatt, pursuant to which Owner retained Hyatt to operate and manage the "Hotel" (as hereinafter defined) on behalf of and for the benefit of Owner for the consideration and on the terms and conditions set forth in the Original Management Agreement.

                             C.              Owner and Hyatt have now
agreed to amend and modify the Original Management Agreement in certain respects, and, as so amended, to restate the same in full, all upon the terms and conditions hereinafter set forth.

                             NOW, THEREFORE, Owner and Hyatt agree
that, subject to the provisions of Section 28, the Original
Management Agreement be, and hereby is, amended, and, as so amended, shall read in its entirety as follows:

Section 1.     CERTAIN DEFINITIONS.

               As used in this Agreement, the following terms and phrases shall have the following meanings, respectively:

       (a) "FFE" shall mean and refer to the following items necessary or desirable to meet the first-class hotel standard: (1) furniture and furnishings; (2) hotel equipment (including office equipment and property management equipment as necessary); (3) uniforms, tools and utensils; and (4) china, glassware, linens, silverware and the like. The items referred to under
               (1) and (2) above are sometimes hereinafter referred to as the "Furnishings and Equipment" or "F&E", and the items referred to under (3) and (4) above are sometimes herein collectively referred to as the "Operating Equipment".

       (b) The "first-class hotel standard", as regards the quality of FFE and hotel facilities and amenities, and as regards the standards of operation, shall mean the applicable quality and standards currently in effect with respect to the Hotel.

       (c) "Hotel" shall mean the Site, together with all buildings and improvements now located thereon, and together with the FFE.

Section 2.     TERM.

               The Term of the Management Agreement (the "Term") commenced as of the date referred to in the Original Management Agreement and shall expire at 11:59 p.m. on November 1, 2014, unless sooner terminated as provided in the Management Agreement. Accordingly, the last "fiscal year" under the Management Agreement shall, anything in Section 4.1(a) to the contrary notwithstanding, be the period from January 1 of the year in which the Management Agreement expires or is otherwise terminated to and including the actual date of expiration or termination.

Section 3.     USE AND OPERATION OF THE HOTEL.

       3.1     Use and Standard of Operation.

               (a) Owner hereby grants to Hyatt the sole and exclusive right to manage and operate the Hotel pursuant to the terms of this Agreement and Hyatt agrees that, except to the extent excused as hereinafter provided, Hyatt will, as the agent of Owner, operate the Hotel during the Term in conformity with a first-class hotel standard and in a businesslike and efficient manner; and Hyatt shall use the Hotel solely for the operation of a hotel business conforming to a first-class hotel standard and for other activities which are customary and usual in connection with such an operation. Except as otherwise specifically limited under this Agreement, Hyatt, as sole and exclusive agent of Owner, shall (subject to compliance with the provisions of Section 6.2 hereof) have absolute control and discretion in the operation of the Hotel including, without limitation, the right and power to negotiate and enter into such reasonable contracts (including, without limitation, collective bargaining agreements or labor contracts) in the name and at the expense of Owner as may be reasonably necessary or advisable in connection with the operation of the Hotel (subject, however, to Owner's right to approve contracts with a corporation or a person or persons controlling, controlled by, or under common control or affiliated with Hyatt) and the right to determine the terms of admittance, charges for rooms, charges for entertainment, food and beverages, labor policies (including wage rates, the hiring and discharging of employees, and the installation of employee retirement or other benefit plans), and all phases of promotion and publicity relating to the Hotel. The rights of Owner to receive an amount based on the financial returns from the operation of the Hotel shall not be deemed to give Owner any interest, control or discretion in the operation of the Hotel which is vested in Hyatt, as agent for Owner, pursuant to this Agreement. Hyatt agrees that in setting wage rates for employees, it shall take into account competitive conditions in the area, including rates of pay and rates of salary and wage increase, in the hospitality industry in the general area of the Hotel and shall use reasonable efforts, consistent with the efficient operation of the Hotel, to maintain wage rates (exclusive of Hyatt national or regional fringe benefits and subject to collective bargaining agreements, if any) and increases therein in conformity with competitive conditions in the area.

                    Notwithstanding the foregoing provisions of this
       Section 3.1(a), and subject in all respects to the provisions of Section 3.7, except for an "Excluded Transaction", Hyatt shall not, without the consent of Owner, enter into (i) any contract or other arrangement having a term in excess of two
       (2) years if the amount of the aggregate expenditures thereunder would, or are reasonably anticipated to, exceed $50,000 in the aggregate; or (ii) any contract or arrangement, regardless of its term, providing for an aggregate expenditure in excess of $100,000. For purposes of the foregoing, the term "Excluded Transaction" shall mean any of the following:
       (i) any collective bargaining agreements, labor policies or fringe benefit plans or arrangements; (ii) expenditures of funds from the F&E Fund as provided in Section 5.4, and contracts for other capital expenditures, provided such contracts or expenditures are within the budget limits for capital expenditures set forth in this Agreement; and (iii) contracts or expenditures required in cases of emergency or casualty. The amounts of $50,000 and $100,000 shall be subject to increase to correspond to any increases in the CPI between May 28, 1985 and the date of the contemplated contract or expenditure.

                    Anything herein to the contrary notwithstanding, Owner agrees that Hyatt may retain its affiliate, Rosemont Purchasing Company ("Rosemont"), to act as a purchasing agent for Owner in connection with acquiring replacements of and additions to Operating Equipment, FFE, or otherwise; provided, however, Rosemont shall be retained as purchasing agent only so long as (i) the prices for goods obtainable through the services of Rosemont are generally competitive with prices available from other sources (this standard to be based upon the purchases by Rosemont as a whole and not on an item by item basis); (ii) the fees charged by Rosemont for its services are competitive with those charged by other third-party purchasing agents whose services are available to Owner (and in no event shall such fees exceed five percent (5%) of the cost of goods purchased by Rosemont); and (iii) the prices (excluding freight and taxes) of goods purchased through Rosemont for the Hotel shall be no higher than the prices for comparable goods charged to other Hyatt hotels. Upon request from time to time, Rosemont will provide Owner in writing with information on pricing for a selected sample of goods being purchased by Rosemont for the Hotel.

                    All employees of the Hotel shall be the employees of Hyatt and Hyatt may reimburse itself out of operating accounts for the total aggregate compensation, including, without limitation, fringe benefits and annual bonuses paid or payable to all employees of the Hotel.

                    The term "fringe benefits" shall, without limitation, include the cost of pension or profit sharing plans, workers compensation benefits, group life and accident and health insurance or equivalent benefits and similar benefits available to such employees by virtue of their employment by Hyatt.

                    In the event and whenever Hyatt shall be subject to any tax, irrespective of its designation (including a fee, charge or other imposition for the issuance of a license, permit or the privilege to conduct a business or occupation), imposed, levied or assessed by the United States, the State of Florida, the County of Hillsborough, the City of Tampa, any subdivision or agency of the foregoing or any other government body, which tax is measured, in whole or in part, by reference to reimbursements to Hyatt for compensation, employment taxes or any fringe benefits paid or payable to or in respect of employees of the Hotel, then, and in any such event, Owner will indemnify and hold Hyatt harmless from and against any and all liability for such tax or taxes to the extent so measured. At Owner's request, Hyatt will resist, by appropriate proceedings, any liability for any tax which is the subject of the foregoing indemnification, in which case all costs and expenses (including, without limitation, attorneys' fees) incurred by Hyatt in resisting or defending itself against such liability shall be borne and paid for by Owner. Any payments made by Owner in this connection, and any costs incurred in contesting such tax, shall be deducted in computing Profit (as defined in Section 5.2 hereof) hereunder for any period.

               (b) Notwithstanding anything in this Section 3.1 or elsewhere in this Agreement contained, Hyatt shall be excused from its obligation to operate the Hotel in conformity with a first-class hotel standard (i) to the extent and whenever Hyatt shall be prevented from compliance with such standard by "Force Majeure Causes," (ii) to the extent of any breach by Owner of any provision hereof, including, without limitation, a breach of Owner's obligations under Sections 7.1 and 5.4(c) hereof and (iii) to the extent and whenever there is herein provided a limitation upon Hyatt's ability to expend funds in respect of the Hotel (for example, the limitations contained in Section 5.4 hereof respecting monies available for the replacement of, and additions to, Furnishings and Equipment), provided that the failure to expend funds by reason of the operation of such limitation shall reasonably prevent Hyatt from meeting such standard. For the purpose hereof, Force Majeure Causes shall mean causes beyond the reasonable control of Hyatt, including casualties, war, insurrection, strikes, lockouts and governmental actions (but excluding causes which can be controlled by the expenditure of money in accordance with good business practices).

                    It is expressly agreed and understood that each and every provision contained in this Agreement pursuant to which Hyatt is excused from its obligation to operate the Hotel in conformity with a first-class hotel standard shall operate without prejudice to any other remedy (including, without limiting the generality of the foregoing, the right to terminate this Agreement) which Hyatt shall have under the terms of this Agreement.

               (c) Prior to the appointment by Hyatt of any person to any "Executive Staff" position, or any replacement for any of those positions, Hyatt will notify Owner of the proposed appointment in writing and shall, at the request of Owner, afford Owner an opportunity to meet in person with the candidate and to consult with Hyatt regarding the advisability of such appointment. No person shall be appointed to any Executive Staff position until Owner has approved the appointment (which approval shall not be unreasonably withheld or delayed, it being reasonable to disapprove any such person if such person does not have adequate experience at a hotel of similar quality and mix of business to the Hotel), except that, where appropriate, persons may be appointed by Hyatt on an interim or acting basis where necessary in order to fill the position temporarily pending receipt of final approval from Owner, provided, however, Hyatt shall promptly propose in writing a permanent replacement as soon as reasonably practical. Unless requested by Owner, Hyatt shall not propose the replacement of more than one (1) member of the Executive Staff in any fiscal year without the approval of Owner unless additional replacements are required as a result of death, retirement, discharge (as opposed to transfer), or resignation of an employee, or the result of a request from Owner to Hyatt for the transfer or termination of a particular member of the Executive Staff. For purposes hereof, the Executive Staff shall mean the General Manager, the Rooms Executive, the Food and Beverage Executive and the Director of Marketing, or persons performing similar functions however designated.

       3.2     Leases and Concessions.

               (a) Hyatt shall not, without the approval of Owner, arrange leases or concessions for any hotel operations, any restaurant or food service operations or for any other commercial operation in or about the Hotel. Owner's approval of leases or concessions may be granted or withheld in Owner's sole discretion, except in the case of leases or concession agreements for the operation of hotel gift shops, newsstands and sundry shops, in which event Owner agrees that its consent shall not be unreasonably withheld. Any such lease or concession so approved shall be entered into in Owner's name and shall be executed by Owner (or Hyatt, as agent).

               (b) Hyatt shall, during the Term, use reasonable efforts to perform, as agent for Owner, all of the obligations of Owner as landlord or concessionaire under all present or future leases and concessions made or granted with respect to the Hotel.

               (c) Hyatt shall collect all rents and other sums falling due during the Term under any present or future lease or concession, and shall deposit the same in the operating accounts.

       3.3     Bank Account.

               There shall be deposited in a bank or banks designated by Owner and in accounts established in Owner's name all monies advanced to the Hotel as working capital by Owner, as provided in
Section 7.1 hereof, and all monies received by Hyatt from the operations of the Hotel ("operating accounts"), and Hyatt shall pay out of the operating accounts, to the extent of the funds from time to time therein, all costs and expenses incurred in connection with the operation of the Hotel, all other items entering into the calculation of Profit hereunder and all other amounts required to perform its obligations hereunder. Checks or other documents of withdrawal drawn upon the operating accounts shall be signed by representatives of Hyatt or Hotel employees designated by Hyatt, as agent for Owner, which persons drawing on such accounts shall be bonded or otherwise insured.

       3.4     Negation of Partnership or Joint Venture.

               Nothing in this Agreement contained shall constitute, or be construed to be or to create, a partnership, joint venture or lease between Owner and Hyatt with respect to the Hotel.

       3.5     Termination Upon Sale.

               Owner shall have the right to terminate this Management Agreement in connection with any sale of the Hotel consummated at any time either (1) between September 1, 1996 and March 31, 1997, or
(2) after November 30, 1999, (although Owner may commence its sales effort prior to such dates), provided such sale has been made to a third party unaffiliated with Owner, and provided further that (i) Owner advises Hyatt of its election to so terminate pursuant to this
Section 3.5 by timely delivery of a written notice (the "Termination Notice") delivered either prior to or after the date of closing of such sale, but in no event later than sixty (60) days after such date, setting forth the identity of the purchaser, Owner's intention to terminate this Agreement, and the date of closing or the proposed date of closing of such sale, as applicable; (ii) on or prior to the "Effective Date," (as hereinafter defined) of such termination, there shall have been paid to Hyatt by bank, certified or cashier's check or by wire transfer of funds, a termination fee (the "Termination Fee") equal to the following percentages of the Annual Management Fee payable to Hyatt in the fiscal year immediately preceding the fiscal year in which the Effective Date shall occur (plus $350,000 for any, and exclusively in connection with a, termination resulting from a sale consummated on or after September
1, 1996 and on or prior to March 31, 1997): (a) 100% for any sale consummated on or after September 1, 1996 and on or prior to March
31, 1997, or on or after December 1, 1999 and on or prior to November 30, 2004; (b) 75% for any sale consummated on or after December 1, 2004 and on or prior to November 30, 2009; and (c) 50% for any sale consummated on or after December 1, 2009 and on or prior to the expiration of the Term; (iii) the Termination Notice shall set forth the date (the "Effective Date") as of which the termination shall become effective (which may in no event be sooner than sixty-five (65) days after delivery of the Termination Notice); and (iv) the provisions of Section 15.4 or Section 15.5, as the case may be, shall have been complied with by Owner and Hyatt has not elected to purchase the Hotel in connection therewith or if, having elected to so purchase the Hotel, Hyatt shall have failed to comply with its obligations to consummate such purchase; provided, however, Owner shall have the right, subject to the next succeeding paragraph, to extend the date of closing, and therefore the Effective Date, one or more times, to a date or dates which are in no event later than one hundred eighty (180) days after the date of closing set forth in Owner's original Termination Notice.

               Notwithstanding the foregoing provisions of this
Section 3.5, Owner may select as the "Effective Date" any date it may choose, including, without limitation, a date which is less than sixty-five (65) days after delivery of a Termination Notice, or, having selected an Effective Date, may delay or extend the same, provided only that the Effective Date actually selected by the Owner shall not be sooner than the actual date of closing of the sale, and, provided further, if the Effective Date selected by Owner shall be less than sixty-five (65) days after delivery of the Termination Notice, or shall be less than sixty-five (65) days after any previously selected Effective Date, Owner shall have delivered to Hyatt a "WARN Indemnity". For purposes hereof, a WARN Indemnity shall mean an indemnity in favor of Hyatt, its officers, directors, shareholders, employees and affiliates, indemnifying and agreeing to defend and hold each of the foregoing parties completely free and harmless of and from any and all manner of claim, loss, damage, liability and expense which any of the foregoing parties may suffer or incur under or pursuant to the "WARN Act" (as hereinafter defined); provided, however, Hyatt shall be obligated to deliver WARN Act notices not later than five (5) days after receipt of written notice from Owner setting forth the Effective Date, or, if applicable, not later than five (5) days after receipt of any notice from Owner extending any Effective Date theretofore established by Owner, and no WARN Indemnity shall apply to the extent of any liability attributable to the failure by Hyatt to deliver such WARN Act notices within the aforesaid five (5) day period. In the event Hyatt, in its reasonable judgment, deems a WARN Indemnity from Owner financially insufficient as a credit matter, Owner agrees that it shall (a) provide a WARN Indemnity from such other person or entity whose financial ability to meet its obligations under the WARN Indemnity has been demonstrated to Hyatt's reasonable satisfaction or (b) secure its WARN Indemnity by an irrevocable and unconditional letter of credit in an amount reasonably satisfactory to Hyatt for the purpose of securing the performance by Owner with respect to its WARN Indemnity and issued by a bank, reasonably satisfactory to Hyatt, having its principal place of business in the States of Illinois, Florida or New York.

               Notwithstanding any termination of this Agreement pursuant to the provisions of this Section 3.5, Owner shall continue to be liable to Hyatt for the payment of Annual Management Fees and all other amounts due or accrued to Hyatt hereunder to the date of such termination, together with any and all liabilities relating or incident to the termination of this Agreement and which, under the express provisions of this Agreement, are intended to survive the termination hereof and are expressly agreed to be assumed by Owner.

               The provisions of Section 15.2 of the Management
Agreement shall not be applicable to any sale made pursuant to this
Section 3.5 but Sections 15.4 or 15.5 (as the case may be) shall be applicable.

               A sale to any person or entity controlled by, controlling or under common control with Dean Witter, Discover & Co. shall not, for purposes of this Section 3.5, be deemed a sale to an unaffiliated entity ("control" for this purpose meaning control in fact).

               Hyatt and Owner agree that, in connection with any termination of the Management Agreement pursuant to the provisions of this Section 3.5, if Hyatt reasonably believes the same are required by law, notices shall be delivered by Hyatt, not later than five (5) days after receipt by Hyatt of a Termination Notice, under, pursuant to and in accordance with the provisions of the United States Worker Adjustment and Retraining Notification Act, as amended (the "WARN Act") at least sixty (60) days prior to the Effective Date. Notwithstanding the foregoing, at the request of Owner, the notice above referred to may be delivered less than sixty (60) days prior to the Effective Date, or, as indicated above, the Effective Date may be altered or amended from time to time by Owner, provided that Owner delivers to Hyatt a WARN Indemnity, it being understood and agreed that, unless a WARN Indemnity is delivered as hereinabove provided, in no event shall the Effective Date occur prior to the expiration of the aforesaid sixty (60) day period so long as Hyatt shall have complied with the provisions of this paragraph regarding the delivery of notices.

               If the closing of any sale contemplated by this Section
3.5 shall not have occurred on or prior to the Effective Date set forth in the Termination Notice, as the same may have been amended or altered by Owner in accordance with the provisions of this
Section 3.5, then, unless the date of closing, and, therefore, the Effective Date, shall have been extended by Owner as hereinabove provided and unless a WARN Indemnity has been issued to Hyatt as and when required hereunder, this Agreement shall continue in full force and effect until such time as a new Termination Notice (setting forth a new Effective Date meeting the above requirements) shall have been delivered by Owner to Hyatt in accordance with the above set forth provisions and until the closing of the sale shall have actually occurred.

               If this Agreement shall have been terminated by Owner pursuant to the provisions of this Section 3.5, and if, on the Effective Date Hyatt shall fail to relinquish management of the Hotel as herein required for any reason other than the default or breach of the provisions of this Section 3.5 by Owner, then Hyatt shall (i) no longer be entitled to receive its Termination Fee or any part thereof; (ii) forfeit any right to receive payment from Owner for any unpaid fees or expense reimbursements which may then otherwise be due to Hyatt hereunder; (iii) be liable to Owner, as liquidated damages, in the amount of $500,000 for each month or portion thereof in which it wrongfully holds over in management, it being agreed that it is difficult for the parties to determine the amount of damages that Owner may suffer as a result of any such breach by Hyatt and that said amount is a reasonable estimate thereof; and (iv) reimburse Owner for any expenses, including attorneys' fees and expenses, incurred by Owner in connection with advice or proceedings relating to Hyatt's wrongful hold over, and Owner shall also be entitled to any and all other rights or remedies it may have against Hyatt, at law or in equity, including injunctive relief.

               Anything herein contained to the contrary notwithstanding the provisions of this Section 3.5, with respect to a sale of the Hotel consummated between September 1, 1996 and March 31, 1997, shall terminate, and be of no further force or effect, upon any sale of the Hotel to an unaffiliated third party made in accordance with the provisions of Section 15.2 hereof, and in connection with which the purchaser has elected to continue this Agreement in effect and shall have assumed in writing the obligations of Owner hereunder.

               For all purposes of this Section 3.5, a sale shall be deemed consummated between September 1, 1996 and March 31, 1997 if a contract of sale for the Hotel is executed and delivered and provides for a closing, during such period, and if pursuant to such contract of sale the closing occurs during such period or is adjourned pursuant to the terms thereof or by agreement of the parties thereto for any reason whatsoever (including, without limitation, clearing title exceptions and compliance with the WARN
Act), so long as such closing actually occurs on or prior to June
30, 1997.

       3.6 Hyatt Termination Right.

               So long as Owner shall have the right to terminate this Agreement pursuant to the provisions of Section 3.5 in connection with a sale which is consummated at any time on or after September
1, 1996, and on or before March 31, 1997, whether or not Owner has in fact delivered a Termination Notice pursuant thereto, Hyatt shall have the right, at its option, to terminate the Management
Agreement, and the rights and obligations of the parties hereto (including, without limitation, any rights of Hyatt under Section
15.4 or Section 15.5 hereof), upon delivery by Hyatt to Owner of a written notice to that effect setting forth the effective date of termination, which, in no event, shall be sooner than six (6) months after the delivery of such notice; provided, however, no such notice may be delivered by Hyatt pursuant hereto, and the rights of Hyatt under this Section 3.6 shall terminate and expire, unless such notice is delivered by Hyatt in accordance with the provisions of this Section 3.6 on or prior to March 31, 1996. No termination fee shall be due or payable in connection with any termination by Hyatt pursuant to the provisions of this Section 3.6.

       3.7     Budgets.

               As soon as the same are available, but in any event prior to November 1 of each fiscal year during the Term (commencing with the 1995 fiscal year), Hyatt will prepare and submit to Owner
(i) Hyatt's forecast of Hotel operations for the succeeding calendar year including estimates of revenues and operating expenses and the assumptions underlying the same; (ii) Hyatt's proposed marketing plan for the succeeding calendar year; and (iii) a budget of "Capital Expenditures" for the ensuing calendar year. The materials described in clauses (i) and (ii) above are herein collectively referred to as the "Operating Forecast", and the budgets referred to in clause (iii) above are herein referred to as the "Capital Budget". The Operating Forecast and Capital Budget shall be prepared in accordance with Hyatt's standard internal planning and budgeting procedures and formats. Hyatt's current format for Operating Forecasts and Capital Budgets is attached hereto as Attachment 1, which, however, shall be subject to change from time to time to conform to Hyatt revised formats. Whenever format changes are made, Hyatt shall advise Owner, in the first year in which such change becomes effective, of the nature of such change, and shall provide, upon written request of Owner, a retroactive analysis (for the two prior fiscal years) of operating results using the revised format so that the effect of format changes may be taken into account in Owner's review. Promptly after submission of the Operating Forecast and Capital Budget, Owner and representatives of Hyatt (consisting initially of the general manager and other members of the Hotel's Executive Staff as deemed appropriate by Hyatt or Owner, and the applicable divisional or regional vice president) shall meet (at a mutually convenient time and place and in any event within thirty (30) days of delivery to Owner of the Operating Forecast and Capital Budget by Hyatt in accordance with the provisions of this Section 3.7) to discuss the Operating Forecast and the Capital Budget, with respect to which Hyatt and Owner hereby agree as follows:

               (1) Hyatt shall take into account the views expressed, and any changes requested, by Owner regarding the Operating Forecast and Capital Budget in an attempt to achieve a consensus and the Owner's approval of the same. In this connection, Owner shall have the right to propose additional Capital Expenditures and to suggest changes in operating policies and in the proposed Operating Forecast. Hyatt will address Owner's questions, comments and suggestions in good faith, incorporating those modifications upon which mutual agreement has been reached and providing explanations as to its position on matters on which mutual agreement has not been reached. Such responses shall be in writing if requested by Owner, and a revised Operating Forecast and Capital Budget shall be delivered to Owner promptly following the meeting of Owner and Hyatt with respect thereto, and in any event on or prior to December 15 of such year, incorporating any changes thereto which have theretofore been agreed to between Owner and Hyatt.

               (2) Subject in all respects to the provisions of subparagraph (3) below, items of expenditures contained in the Operating Forecast, other than those excluded below, will be subject to Owner's approval, which approval will be subject to the following provisions and standards: (i) Owner's consent shall not be unreasonably withheld or delayed and shall be deemed unreasonably withheld if the item of expenditure in question is reasonably necessary in nature and amount to enable the Hotel to continue operation in accordance with the first class hotel standard; (ii) approval will not be required for any costs associated with practices, procedures or programs which are Hyatt chain requirements or standards generally at other comparable Hyatt hotels provided that charges for Chain Expenses, Gold Passport (or other Hyatt sponsored or affiliated frequent traveler programs) are generally assessed to the Hotel on the same basis (although not necessarily in the same overall dollar amount) as such charge is assessed to other Hyatt hotels included in the group of hotels to be assessed; (iii) subject to compliance with applicable collective bargaining agreements, if any, approval will not be required for compensation levels to Hotel employees (although increases in staffing levels may be subject to approval as provided below) or in Hyatt chain-wide or regional fringe benefit programs;
       (iv) approval will not be required of costs associated with arrangements which Hyatt has made in good faith with vendors on a chain-wide or regional basis; (v) approval will not be required of any expenditures reasonably necessary to protect persons or property in the event of casualty or emergency; and (vi) approval will not be required for any expenditures required to be made under the express provisions of this Agreement including expenditures for Annual Management Fees. From time to time, not more frequently than semi-annually, Owner shall have the right to request (and Hyatt shall provide) specific information on all items of expenditure referred to in clauses (i) through (vi) including, without limitation, amounts actually expended, the basis on which the amount of expenditures were determined (including, in the case of Chain
       Expense, Gold Passport and other Hyatt chain-wide or regional programs, the basis of allocation to the Hotel) for the purpose of assisting Owner in monitoring performance and compliance by Hyatt with the above provisions.

               (3) Prior to the date hereof, Owner and Hyatt have met and conferred regarding all aspects of the operations of the Hotel including categories of expenses, staffing levels and other operational policies, with the intention of reducing operating expenses and staffing levels. Attached hereto as Exhibit B is a copy of the report prepared by Hyatt describing staffing changes and expense reductions agreed to by Owner and Hyatt (the "Best Practices Report" such term being inclusive of the attached "Full Time Equivalent Employee Staffing Report"). It is the desire and intention of the parties that, while recognizing that costs may increase, Hyatt, in operating the Hotel, will use good faith efforts to adhere to staffing levels and operating policies as heretofore approved by Owner and Hyatt (including staffing levels relating to positions described in the Best Practices Report) so as to minimize, on a long term basis, operating expenses consistent, however, with the first-class hotel standard. In preparing Operating Forecasts for 1995 and each subsequent fiscal year, Hyatt shall use reasonable efforts to continue to adhere to staffing levels and operating policies as described in the Best Practices Report to the extent consistent with the first-class hotel standard and to the extent consistent with the volume and mix of Hotel business. Nevertheless, if Hyatt shall determine that changes are required in staffing levels, or in operating policies, from those described in the Best Practices Report which will have the effect of increasing expenditure levels, it shall so advise Owner in connection with the budget process hereinabove contemplated, and state its reasons therefore, but may not institute such proposed changes without Owner's approval (which may not be unreasonably withheld). If Owner refuses to approve one or more of the changes in staffing positions or operating policies from those described in the Best Practices Report, and the parties are unable within a reasonable time to resolve their differences, the same shall be submitted to expedited expert arbitration conducted in accordance with the provisions of Section 14 hereof. In any such arbitration, Hyatt shall have the burden of demonstrating that the additional staff positions or operating policies are reasonably necessary in order for the Hotel to operate in accordance with the first-class hotel standard.

               (4) Until such time as an Operating Forecast has been approved in accordance with the provisions set forth above, and pending resolution of any differences between Owner and Hyatt, Hyatt shall continue to operate the Hotel in accordance with the standards of operations, operating policies and staffing levels in effect during the preceding fiscal year subject, however, to the provisions of subparagraph (2) above regarding those items of expenditures not requiring
       Owner approval.

               (5) Owner and Hyatt both acknowledge that the estimates of revenues and expenses contained in the Operating Forecast represent Hyatt's best estimate of the same for the ensuing fiscal year which, however, can vary for reasons beyond the reasonable control of Hyatt such as (i) the volume of business and the levels of Hotel occupancy; (ii) the mix of business (that is, the relationship of food and beverage revenues to room revenues and other Hotel related revenues); (iii) prevailing wage rates and the effects of collective bargaining agreements; (iv) inflation; (v) utility rate increases; (vi) unanticipated and extraordinary repair and maintenance expenses; (vii) the need to meet competitive market conditions; and (viii) other similar causes. Nevertheless, the Operating Forecast embodies assumptions regarding staffing levels and operating policies which shall constitute a standard to which Hyatt shall use reasonable efforts to adhere and to which it shall adhere with respect to the matters referred to in subparagraph (3) above. Owner acknowledges, however, that so long as Hyatt adheres to the provisions of the preceding sentence (including, without limitation, the obligation to comply with the requirement of subparagraph (3) above), Hyatt shall have no liability to Owner, and shall not otherwise be deemed in default hereunder, if actual operating results vary to any extent from the Operating Forecast, and further agrees that in the event of any breach by Hyatt of its covenants and obligations with respect to Operating Forecasts (after notice and opportunity to cure as set forth in Section 12), Owner's sole rights and remedy shall be termination of this Agreement.

               (6) With respect to "Capital Expenditures" as set forth in the Capital Budget, Hyatt shall have no right to incur any such "Capital Expenditures" except pursuant to and in accordance with a Capital Budget approved by Owner, and, after approval of a Capital Budget, Hyatt may not incur Capital Expenditures in excess of those required or permitted under the approved Capital Budget; provided, however, (i) Hyatt shall have the right, whether or not a Capital Budget shall have been approved and whether or not an approved Capital Budget shall contemplate the same, to make expenditures, including Capital Expenditures, which it reasonably deems necessary to minimize personal injury and property damage in cases of casualty or other emergency; and (ii) whether or not an approved Capital Budget shall be in effect, no single Capital Expenditure of $50,000 or more shall be made without specific approval thereof by Owner, although such specific approval may be contained in, and comprise part of, the Capital Budget.

               (7) Owner agrees that it shall promptly review all Operating Forecasts and Capital Budgets submitted to it, and Hyatt agrees that it shall provide Owner with such additional and supplemental information with respect thereto as shall be reasonably available to Hyatt and which may be prepared or compiled without unreasonable delay, expense or interruption of normal operations. In the event Owner shall fail to approve a Capital Budget, or any line item within a Capital Budget, within thirty (30) days after delivery of the same to Owner, then such Capital Budget, or any line item not specifically approved by Owner, shall be deemed disapproved. With respect to any disapproved Capital Budget, or line item within a Capital Budget, Owner and Hyatt shall meet and confer in good faith in an effort to reconcile differences.

               (8) In reviewing and approving Capital Budgets, Owner agrees that it shall not unreasonably withhold its approval to expenditures for "F&E Replacements and Additions", and shall (subject to the $50,000 limitation set forth in subparagraph (6) above) approve such expenditures to the extent funds sufficient for the payment thereof are available in the F&E Fund, but may withhold its approval to "Capital Improvements" in its sole discretion. All Capital Expenditures shall be funded from amounts then on deposit, or to be deposited during the applicable fiscal year, in the F&E Fund, subject, however, to the provisions of Section 5.4(c). For purposes hereof, (i) "F&E Replacements and Additions" shall mean any replacements of or additions to Furnishings and Equipment as well as repairs and replacements of capital items; (ii) "Capital Improvements" shall mean alterations, additions and improvements in and to the Hotel, but excluding repairs or replacements of capital items; and (iii) "Capital Expenditures" shall mean F&E Replacements and Additions and Capital Improvements, collectively, without distinction between them. Replacements of F&E shall be with items of comparable quality to those items being replaced.

               (9) From time to time (but not more frequently than quarterly) during any fiscal year in which an Owner-approved Capital Budget or Operating Forecast, or both, shall be in effect, if Hyatt anticipates that expenditures shall be greater than those forecasted or budgeted, Hyatt shall advise Owner thereof in writing, and shall explain or comment on the reason for such deviation, and shall submit revisions to the then applicable Capital Budget and Operating Forecasts for review and approval by Owner in accordance with the above provisions. The necessity for an amendment to an Operating Forecast or Capital Budget shall not be deemed an event of default by Hyatt hereunder.

               (10) From time to time upon request of Owner, not more frequently than quarterly, Hyatt will cause the general manager of the Hotel to prepare and submit to Owner a report detailing compliance by Hyatt with the Best Practices Report, stating any deviations therefrom, and explaining the reasons for any such deviations.

               (11) The provisions of this Section 3.7 are intended to, and shall, supersede and prevail over any contrary or inconsistent provisions of this Agreement.

Section 4.     MANAGEMENT FEES AND REMITTANCES TO OWNER

       4.1     Fiscal Year.

               (a) A "fiscal year" hereunder shall mean a period of twelve (12) consecutive months included in the Term and ending on December 31st, except that the first fiscal year hereunder commenced on December 1, 1986 and ended on December 31st of that year, and, in the event that there shall be a termination of the Term on a date other than December 31st, the last fiscal year hereunder shall end on such date of termination.

               (b) The "Cumulative Period" in respect of any month included in a fiscal year shall mean the period commencing on the first day of such fiscal year and ending on the last day of such calendar month.

               The Gross Receipts for any Cumulative Period shall mean the sum of the Gross Receipts (as defined in Section 5.3 hereof) for each calendar month included in such Cumulative Period. The Profit for any Cumulative Period shall mean the sum of the amounts of Profit for each calendar month included in such Cumulative Period, such sum to be determined after taking into account any deficit in Profit for any such calendar month.

       4.2     Hyatt's Management Fee.

       4.2.1   Annual Management Fee.

               For each fiscal year Hyatt shall receive, in respect of its management services hereunder, an amount (the "Management Fee" or "Annual Management Fee") equal to thirty-five percent (35%) of the "Adjusted Profit" (if any) for such fiscal year; provided, however, in no event shall the Annual Management Fee exceed an amount equal to three and three-quarters percent (3.75%) of the Gross Receipts for such fiscal year.

               For purposes hereof, the term "Adjusted Profit" shall mean "Profit" as defined in Section 5.2 with the following adjustments: (i) there shall be deducted from the Profit for each fiscal year the sum of Four Million Fifty Thousand and No/100 Dollars ($4,050,000.00); (ii) throughout the Term, the full amount of the deposits to the F&E Fund required to be made pursuant to
Section 5.4(a) shall be deducted; and (iii) there shall be deducted any amounts invested by Owner in Capital Expenditures not funded from the amounts on deposit in the F&E Fund or not otherwise deducted in computing Adjusted Profit for such fiscal year. In no event shall the negative amount (if any) of Adjusted Profit for any fiscal year be carried back to any preceding fiscal year or carried forward to any subsequent fiscal year.

               Notwithstanding the foregoing, for the 1994 fiscal year, "Basic Fee" (as said term is defined in the Original Management Agreement) shall be calculated under the provisions of the Original Management Agreement for the period from January 1, 1994 to and including October 31, 1994 and the above provisions shall be applicable effective as of November 1, 1994 and for all fiscal periods thereafter (subject, however, to the provisions of Section 28). There shall be no "Incentive Fee" (as said term is defined in the Original Management Agreement) for the period from January 1, 1994 through October 31, 1994. For the period from November 1, 1994 through December 31, 1994 (the "Stub Period"), the Management Fee shall be equal to the quotient of (a) the sum of (i) the Stub Period Averaged Fee, and (ii) the Stub Period Actual Fee, and (b) two (2). The Stub Period Averaged Fee shall be equal to five and eighty-five one hundredths percent (5.85%) of the Adjusted Profit for the entire 1994 fiscal year. The Stub Period Actual Fee shall be equal to thirty-five percent (35%) of the Adjusted Profit calculated for the Stub Period only provided that the sum of Six Hundred Seventy-Five Thousand Dollars ($675,000) shall be deducted in calculating Adjusted Profit for the Stub Period instead of the Four Million Fifty Thousand Dollars ($4,050,000) which is deducted in the case of a full fiscal year. Notwithstanding the foregoing, in no event shall the Annual Management Fee for fiscal year 1994 (both the periods before and after November 1, 1994) exceed in the aggregate an amount equal to four percent (4.0%) of the Gross Receipts for such fiscal year.

       4.2.2   Time and Manner of Payment.

               With respect to any fiscal year, commencing with the 1995 fiscal year, and each calendar month included therein, the Management Fee shall be payable in tentative monthly installments of eighty percent (80%) of one-twelfth (1/12th) of the Management Fee as estimated in the Operating Forecast for the fiscal year in question prepared and approved in accordance with Section 3.7 hereof. Installments of Management Fee for any calendar month shall be paid by Hyatt withdrawing the same from the operating accounts at any time after Hyatt shall furnish to Owner the unaudited financial statement for such calendar month pursuant to Section 7.4 hereof.

               If, for any fiscal year, the aggregate amount of tentative monthly installments paid to Hyatt on account of the Management Fee shall be more or less than the amount thereof payable for such fiscal year based on the final determination of Gross Receipts and Adjusted Profit for such fiscal year as reflected in the audited Certified Financial Statement for such fiscal year referred to in Section 7.4 hereof, then, by way of year-end adjustment, within fifteen (15) days after the delivery of such audited Certified Financial Statement to Owner, Hyatt shall pay into the operating accounts the amount of any such overpayment or withdraw from the operating accounts the amount of any such underpayment.

               If, for any reason, Owner and Hyatt shall agree that the year end financial statements need not be audited or certified (any such agreement to be void unless set forth in a written instrument signed by both parties), then, for purposes hereof, the Certified Financial Statement shall mean the year end financial statements delivered pursuant to Section 7.4, whether or not audited or certified.

       4.3     Remittances to Owner.

               Contemporaneously with furnishing the monthly statement for each calendar month pursuant to Section 7.4 hereof, Hyatt shall remit to Owner out of the operating accounts an amount (the "Owner's Remittance Amount") by which the total funds then in the operating accounts exceed the amount then reasonably required to be maintained in the operating accounts (after withdrawal of the Management Fee and after fulfilling the provisions of the Supplemental Payment as required in Section 4.4) in order to carry on the operation of the Hotel in accordance with the standards of operations contemplated by the then applicable Operating Forecast and otherwise in accordance with the provisions of this Management Agreement. Each remittance shall be paid to Owner at Owner's address then in effect hereunder for receipt of notices hereunder by Owner, or at such other place as Owner may, from time to time, designate in a notice to Hyatt.

       4.4     Supplemental Payment.

               In addition to the Owner's Remittance Amount to be paid by Hyatt under Section 4.3, Hyatt shall deposit, in respect of each calendar month during the Term as a supplemental payment to Owner, the amount specified in Section 5.4(a) hereof in respect of such calendar month and payable under Section 5.4 into the F&E Fund referred to therein, such amount to be deposited by Hyatt into such Fund for the account of Owner.

Section 5.     DETERMINATION OF PROFIT AND CROSS RECEIPTS.

       5.1     Books and Records.

               Hyatt shall keep full and adequate books of account and other records reflecting the results of the operation of the Hotel. Such books and records shall, at all times, be kept in all material respects, in accordance with the then latest edition of the Uniform System of Accounts for Hotels (the "Uniform System"), as adopted by the American Hotel Association, except as otherwise specified in this Agreement.

       5.2     "Profit" Defined.

               There is attached hereto as Exhibit C, and hereby made a part hereof, a copy of page 12 of the Uniform System, Sixth
Revised Edition (the "Sixth Edition"), showing the items of income and expense which are taken into account in determining "Gross Operating Profit," it being understood that a reserve for doubtful accounts and commissions due to others (such as travel agents and credit card companies) are items of expense deducted in computing Gross Operating Profit.

               The "Profit" derived from the Hotel for any period shall mean the Gross Operating Profit of the Hotel for such period, determined in accordance with the Sixth Edition, without regard to any supplements or amendments thereto hereafter adopted, but without taking into account any deduction for management fees payable under
Section 4 hereof, and less deductions for the following amounts (but only to the extent that such amounts are not otherwise deducted under the Sixth Edition in computing Gross Operating Profit):

               (a) An amount equal to the costs incurred during such period in replacing, or adding to, the Operating Equipment;

               (b) For the first fifteen (15) fiscal years of the Term, an amount equal to the aggregate deductions made under
       Section 5.4(a) for such period, and thereafter an amount equal to one-half such deductions;

               (c)  The Hotel's prorata share of Allocable Chain
       Expense for such period, in accordance with Section 7.2;

               (d) The cost of insurance maintained in accordance with Section 8.1 and properly allocable to such period;

               (e) All real and personal property taxes referred to in Section 7.6 and properly allocable to such period;

               (f) All costs and expenses incurred during such period in respect of items described in Section 6.1 and 6.2 hereof;

               (g) Rental charges not in excess of $10,000 per annum for the leasing or rental of miscellaneous business or office equipment; and

               (h) All other reasonable costs and expenses incurred during such period in the operation of the Hotel and all other amounts deductible in respect of such period under the terms of this Agreement.

               Notwithstanding any of the foregoing, the actual cost of leasing or renting or other similar charges incurred for the replacement of or addition to Furnishings and Equipment shall not be deductions in determining Profit. Such payments or costs shall be charged against the Fund for Replacement of and Additions to Furnishings and Equipment or shall otherwise be paid by Owner, as agreed upon between Hyatt and Owner.

       5.3     Definition of Gross Receipts.

               "Gross Receipts" during any period shall mean all revenues and income of any kind properly accrued during such period and derived, directly or indirectly, from the Hotel during such period including, without limitation, all revenues derived from the sale during such period of rooms and food and beverages (without taking into account any costs incurred in respect of such sales) and all rents or fees payable by subtenants and concessionaires in respect of such period (but not the gross receipts of subtenants or concessionaires, including the concessionaire operating the parking concession, if any) provided that the net proceeds (after deduction of the expenses of adjustment and collection) of use and occupancy or other similar insurance in respect of the Hotel shall be included only to the extent actually received during such period, as well as all of the other items listed under "Departmental Profit (Loss)" on Exhibit C hereto. There shall be excluded in determining Gross Receipts for any period (i) any sales or other excise taxes required by law to be collected from customers of the Hotel and remitted to the appropriate taxing authorities, (ii) any interest earned on funds held in the operating accounts when not required (a) for the operation of the Hotel or (b) to be paid to Owner as Owner's Remittances, (iii) gratuities collected on behalf of and paid to employees, and (iv) unless such parking facilities are operated by Hyatt, parking revenues pertaining to the adjacent office project.

       5.4 Fund for Replacement of and Additions to Furnishings and Equipment.

               (a) During each fiscal year (commencing with the 1994 fiscal year) during the Term Hyatt shall deposit, out of the operating accounts and on behalf of Owner, for each calendar month included in such fiscal year, an amount equal to (i) three percent (3%) of the Gross Receipts for such calendar month for each of the 1994, 1995 and 1996 fiscal years; (ii) three and one-half percent (3 1/2%) of the Gross Receipts for such calendar month for each fiscal year thereafter up to and including the fiscal year ending December 31, 2002; and (iii) four percent (4%) of the Gross Receipts for such calendar month for each fiscal year thereafter, into a fund to be entitled "Fund for Replacement of and Additions to Furnishings and Equipment" (the "F&E Fund") which fund shall be maintained on deposit by Hyatt in trust for Owner in an interest bearing bank account. Amounts deposited into the F&E Fund for any fiscal year (including all amounts deposited on or prior to November 1, 1994) shall be subject to adjustment on the basis of the audited Certified Financial Statement delivered pursuant to Section 7.4 for the fiscal year in question. The monies in such Fund shall be the property of Owner. Interest earned during any period from the amounts in the F&E Fund shall be excluded from Gross Receipts for such period and in computing Profit for such period and shall remain part of such F&E Fund. In addition to such payments, all proceeds from the sale of Furnishings and Equipment no longer needed for the operation of the Hotel shall be paid into the F&E Fund. Subject to the provisions and limitations of Section 3.7, Hyatt shall be entitled to withdraw from the F&E Fund any amounts required to make Capital Expenditures reasonably deemed by Hyatt to be necessary or desirable. Funds deposited in the Fund pursuant to Section 5.4(a) of the Original Management Agreement shall be deemed to have been deposited in, and shall constitute part of, the F&E Fund above referred to.

               (b) Anything in this Agreement to the contrary notwithstanding, Owner shall be obligated to make sufficient funds available to Hyatt so that the Hotel can be maintained at all times during the Term in accordance with the first-class hotel standard. Notwithstanding the preceding sentence and for so long (and not thereafter) as an entity controlled by, controlling or under common control with Dean Witter, Discover & Co. shall have a controlling interest in Owner if
       (i) there are insufficient funds in the F&E Fund for F&E Replacements and Additions which Hyatt deems necessary to maintain the Hotel in accordance with the first-class hotel standard, (ii) either Owner agrees in writing that such expenditures are necessary or there is a determination through arbitration that such expenditures are necessary in order for the Hotel to be maintained in accordance with the first-class hotel standard, and (iii) Owner refuses to provide funds in addition to those available in the F&E Fund for such purpose, Owner shall be deemed in default hereunder but Hyatt's sole remedy therefore, after delivery of notice thereof and after providing Owner twenty (20) days in which to cure such default, shall be to terminate the Management Agreement (without payment to Hyatt of any termination fee), and the rights and obligations of the parties thereto, which notice of election to terminate must be delivered no later than thirty
       (30) days after expiration of the aforesaid period of twenty
       (20) days. Although the Management Agreement shall terminate in accordance with the provisions of the preceding sentence, Owner shall remain liable to Hyatt for the payment of all fees and other amounts accrued and owing (but not any termination fee), together with any and all liabilities relating or incident to the termination of this Agreement, and which, under the express provisions of this Agreement, are intended to survive the termination hereof and are expressly agreed to be assumed by Owner.

               (c) Owner and Hyatt agree that upon request by Owner made at any time after January 1, 1995 and on or prior to July 31, 1995, Hyatt shall disburse, or cause to be disbursed, to Owner, or at the direction of Owner, the sum of $1,500,000 out of funds then on deposit in the F&E Fund. Upon receipt thereof, Owner agrees that it shall apply all of such funds in reduction of the principal amount of the then outstanding mortgage indebtedness now due and owing to Sun Life Insurance Company of America as successor in interest to NCNB National Bank of Florida as mortgage lender with respect to the Hotel. Any funds remaining in the F&E Fund following disbursement pursuant to the preceding sentence shall be retained in the F&E Fund in accordance with the provisions of Section 5.4(a) and also in accordance with all of the other terms and provisions of the Management Agreement.

Section 6.     REPAIRS AND CHANGES; LEGAL REQUIREMENTS.

       6.1     Repairs and Maintenance.

               Except to the extent prevented by causes beyond its reasonable control (including Force Majeure Causes and the unavailability of funds from Owner), Hyatt shall, throughout the Term, take good care of the Hotel (other than such portions thereof as are leased to tenants who undertake a duty of repair and maintenance) and maintain the same in good order and condition and make all repairs thereto as may be necessary to maintain the first-class hotel standard. Provided, however, that Hyatt's responsibilities, as hereinabove stated in this Section, shall not include any matters relating to the structural integrity of the Hotel or other matters relating to defects in design, materials or workmanship in the construction of the Improvements (other than alterations or additions made by Hyatt pursuant to Section 6.3) which shall be the responsibility of Owner throughout the term of this Agreement. Notwithstanding the foregoing, in the event Hyatt has express actual knowledge of any defect or condition known to Hyatt to relate to the structural integrity of the Hotel or other material construction related defects, Hyatt shall notify Owner thereof in writing, it being understood and agreed, however (i) Hyatt shall have no obligation to undertake any inspections, examinations or investigations as to the structural integrity of the Hotel or any other defects therein, and shall have no liability or obligation to Owner or any other party for any failure to observe or discover the same; (ii) Hyatt's responsibility hereunder shall be limited to notification to Owner, and Hyatt shall have no responsibility to correct any such defect; and (iii) knowledge shall not be imputed to Hyatt by reason of the knowledge of any such defect observed or known to any employees of the Hotel, unless expressly and actually known to the general manager of the Hotel or any Hyatt personnel superior to the general manager of the Hotel.

       6.2     Compliance with Legal Requirements.

               Except as elsewhere herein limited or excused, Hyatt shall, throughout the Term, comply with all applicable requirements (the "Legal Requirements") of which Hyatt has knowledge under all laws, ordinances, orders, rules and regulations of governmental authorities having jurisdiction over the Hotel and Hyatt may, at its option, defend any actions, suits or other proceedings alleging noncompliance. Hyatt may, but only after approval by Owner (which approval shall not be unreasonably withheld), contest, by appropriate legal proceedings conducted in good faith, in the name of Hyatt or Owner, or both, the validity or application of any Legal Requirements. If Owner shall approve any such contest, Owner shall execute and deliver any appropriate documents which may be necessary or proper to permit Hyatt to prosecute such contest. Owner may, by notice to Hyatt, direct Hyatt to contest, or Owner may contest directly, any Legal Requirements which Hyatt may otherwise desire not to contest. Owner shall be responsible to insure that all Legal Requirements shall have been met on the commencement of the Term including, without limitation, the procurement of all liquor and other licenses and Hyatt agrees to cooperate with and assist Owner in the procurement thereof.

       6.3     Alterations and Additions.

               Except as provided hereinafter or in Section 5.4, or in order to comply with the Legal Requirements, Hyatt shall make no alterations, additions or improvements in or to the Improvements without the approval of Owner (which approval may be arbitrarily withheld). Notwithstanding the preceding sentence, (i) in the event any alterations, additions or improvements, structural or non-structural, shall be required in order that the Building be in compliance with applicable Legal Requirements, the same shall be the responsibility of Owner, and (ii) Hyatt shall have the right (without obtaining the approval of Owner), from time to time during the Term, to make voluntary alterations, additions or improvements in or to the Improvements (which shall become part thereof for the purposes of this Agreement) in order to improve the operation of the Hotel, provided that the aggregate amount which may be incurred in respect thereof during any fiscal year shall not exceed ten percent (10%) of the aggregate amount deductible under Section 5.4(a) for each of the calendar months included in such fiscal year.

Section 7.     GENERAL COVENANTS OF HYATT AND OWNER.

       7.1     Working Capital.

               Except as otherwise in this Agreement specifically provided, Owner shall, at all times during the Term, cause sufficient working capital funds to be on hand in the operating accounts to assure the timely payment of all current liabilities of the Hotel (including the deposits required to the F&E Fund under Section 5.4(a) and Hyatt's fees and the installments thereof payable under Section 4.2 hereof) and all other items entering into the calculation of Profit, the uninterrupted and efficient operation of the Hotel at all times during the Term and the performance by Hyatt of its other obligations hereunder. On the commencement of the Term, Owner shall have adequate funds in the operating accounts and there shall be on hand all necessary inventories of food, beverages and operating supplies. Owner's obligation to provide sufficient working capital funds shall be fully satisfied upon deposit in the operating accounts, within fifteen (15) days after delivery of a written notice from Hyatt to Owner, of the amount of funds requested by Hyatt in said written notice.

       7.2     Chain Services and Reservations Expenses.

               Hyatt shall provide, or shall cause its affiliate to provide, in connection with the operation and for the benefit of the Hotel, those group benefits, services and facilities (hereinafter referred to collectively as "Chain Services") generally made available by Hyatt from time to time during the Term to hotels (which term, as used herein, does not include Hyatt Lodges or any hotel not operated under a name which includes the word "Hyatt") operated by Hyatt or its affiliates. Chain Services presently consists of (i) convention, business and sales promotion services (including the maintenance and staffing of Hyatt's home office sales force and of regional sales offices in various parts of the United States and the world), (ii) advertising, publicity and public relations services, (iii) food and beverage, personnel and other operational departmental supervision and control services, (iv) centralized reservations services in Omaha, Nebraska, and (v) the making available of qualified personnel through the Hyatt employee training program. Neither Hyatt nor any of its affiliates shall charge or receive any profit in respect of any such Chain Services. Hyatt shall, however, be entitled to charge the operation of the Hotel and to be reimbursed for the Hotel's pro rata share of "Allocable Chain Expense." "Chain Expense" for any period shall include all costs incurred during such period by Hyatt or by any of its affiliates in respect of Chain Services other than the costs of food and beverage, personnel and other operational departmental supervision and control services. "Allocable Chain Expense" for any period shall mean all Chain Expense incurred during such period, reduced by any amounts which Hyatt or any of its affiliates shall be entitled to be paid in respect of Chain Services furnished during such period to hotels which are situated outside of the United States (whether or not opened to the public) or which are situated in the United States but are not opened to the public (for the reason that they are under construction or are otherwise being prepared for opening). The Hotel's pro rata share of Allocable Chain Expense for any period shall bear the same ratio of the Allocable Chain Expense for such period as the number of guest rooms in the Hotel bears to the average number of guest rooms in all hotels in the United States opened to the public and operated during such period by Hyatt or its affiliates; provided, however, (i) the Hotel's pro rata share of Allocable Chain Expense shall not, in any fiscal year, exceed two and one-half percent (2.5%) of the Hotel's Gross Receipts for such fiscal year; and (ii) if, in any fiscal year, the average number of guest rooms in all hotels in the United States which are included for purposes of determining Allocable Chain Expenses shall be reduced by more than fifteen percent (15%) of the number of rooms used in such determination for the immediately preceding fiscal year, the Hotel's pro rata share of Allocable Chain Expense for such fiscal year shall be based upon that total number of rooms which is fifteen percent (15%) less than the number of such available rooms in the immediately preceding fiscal year. Each time that Hyatt shall charge the operation of the Hotel for its pro rata share of Allocable Chain Expense for any period, it shall furnish to Owner a statement in reasonably sufficient detail to provide Owner with data supporting such charge. Upon written request from Owner, Hyatt will provide Owner with copies of the most recently completed audit of Chain Expenses conducted by the independent public accounting firm selected by Hyatt to perform such audit, showing the aggregate amount of Chain Expense incurred by Hyatt, the number of hotel rooms in service during the applicable period, and the amount of per room Chain Expense for such period.

       7.3     Right of Inspection and Review.

               Hyatt shall accord to Owner and its duly authorized agents the right to enter upon any part of the Hotel at all reasonable times during the Term for the purpose of examining or inspecting the Hotel or examining or making extracts from the books and records of the Hotel operation, or for any other purpose which Owner, in its discretion, shall deem necessary or advisable, but the same shall be done with as little disturbance to the operation of the Hotel as possible. Owner and its duly authorized agents shall also have the right to examine the books of Hyatt relative to the Hotel's pro rata share of Allocable Chain Expense.

       7.4     Financial Reports.

               (a) Hyatt shall deliver to Owner, within thirty (30) days after the end of each calendar month, an unaudited financial statement prepared from the books of account maintained by Hyatt and containing (i) a statement of current assets and current liabilities of the Hotel as of the end of such calendar month, (ii) a profit and loss statement showing the results of operation of the Hotel for such calendar month and for the Cumulative Period in respect of such calendar month and (iii) a statement of the Gross Receipts for such calendar month and such Cumulative Period. Not later than February 1 of each year, Hyatt will make available the books and records of the Hotel for the preceding fiscal year for the purposes of audit and within ninety (90) days after the end of such fiscal year (seventy five (75) days if the auditor shall be Laventhol & Horwath) Hyatt shall deliver to Owner a financial statement for such fiscal year (herein referred to as the "Certified Financial Statement"), containing a statement of the current assets and current liabilities of the Hotel as of the end of such fiscal year, and a profit and loss statement showing the results of operation of the Hotel (including store rentals) for such fiscal year, with an opinion thereon after an audit by a duly licensed independent certified public accounting firm retained by Hyatt and approved by Owner. (Owner hereby gives approval to the firm of KPMG Peat Marwick if such firm is properly licensed to make such audit and give such opinion.) Such Certified Financial Statement shall set forth the Gross Receipts, the Profit, Adjusted Profit and the Annual Management Fee (broken down for 1994 between the periods prior to and commencing on or after November 1, 1994) for such fiscal year. The cost of such audit in respect of such Certified Financial Statement for a fiscal year shall be charged as an expense of the operation of the Hotel for the succeeding fiscal year. If the opinion of such independent certified public accounting firm with respect to the matters set forth in such Certified Financial Statement for a fiscal year shall be an unqualified opinion, then such Certified Financial Statement shall be conclusive upon the parties hereto with respect to such matters and shall be deemed to be a final determination of the Gross Receipts, the Profit, the Adjusted Profit and the Annual Management Fee for such fiscal year.

               (b) In addition to the foregoing, Hyatt will provide the additional reports and information listed and described on Exhibit D hereto.

       7.5     Owner's Warranties as to Title.

               Owner warrants that the interest of Hyatt under this Agreement shall not be subject or subordinate to any of the following matters to the extent created, or expressly assumed, by Owner, or arising by, through or under Owner (and Owner has no actual knowledge of any such matters created by, or arising by, through or under another person or entity): (a) any ground or underlying leases, mortgages, deeds of trust, security agreements or other encumbrances affecting the Hotel except those which contain, or are subject to, a non-disturbance agreement, so-called, to the effect that this Agreement shall not be subject to forfeiture or termination except in accordance with the provisions thereof, notwithstanding a default, termination, foreclosure or exercise of a power of sale under such lease, mortgage, deed of trust, security agreement or other encumbrance or any obligation secured thereby, or
(b) any other matters affecting title to the Hotel, except for nondelinquent real and personal property taxes and such other matters as shall not materially and adversely affect the operation of the Hotel by Hyatt. Owner further warrants that, so long as Hyatt shall not be in default hereunder, Hyatt shall be entitled to operate the Hotel for the Term free from any disturbance from any person or entity claiming by, through or under Owner, and Owner shall, at no expense to Hyatt, undertake and prosecute all appropriate actions, judicial or otherwise, required to assure such right of operation to Hyatt.

               Owner agrees that it shall, throughout the Term:

               (a) Keep and maintain, or cause to be kept and maintained, any leases covering real or personal property or other agreements necessary to the ownership or control of the Hotel, or any part thereof, in full force and effect and free from default, and in this connection Owner shall pay and discharge, or cause to be paid and discharged, any ground rents or other rental payments or other charges payable by Owner in respect of the Hotel;

               (b) Maintain, or cause to be maintained, in good standing and free from default, any and all mortgages affecting the Hotel (but no additional rights against Owner are hereby created in favor of any mortgagee under such mortgage); and

               (c) Observe, or cause to be observed, and comply with, or cause to be complied with, any and all other liens, encumbrances, covenants, charges, burdens or restrictions pertaining to the Hotel or any part thereof, none of which shall, however, materially and adversely affect the operation of the Hotel by Hyatt.

The provisions of this Section 7.5 are for the benefit of the parties hereto and their respective successors and assigns, and shall not inure to the benefit of any third party, including, without limitation, any lender, lessor or mortgagee.

       7.6     Payment of Taxes.

               During the Term, Owner shall, prior to delinquency, pay all real and personal property taxes assessed against the Hotel to the extent that the same are properly allocable to the Term. Owner shall have the right, if it shall so elect, to contest the validity or amount of any such taxes in good faith, by appropriate proceedings provided such proceedings do not interfere with the operation of the Hotel or result in a default under any mortgage or ground lease affecting the Hotel. During the time any such contest is pending, Owner shall pay all taxes being contested unless collection, or enforcement of any lien securing payment thereof, is effectively stayed during such pendency. Such property taxes for any period which includes the Opening Date or the date on which the Term shall expire or otherwise terminate shall be prorated and only the portion of such property taxes applicable to the Term shall be deductible under Section 5.2(e).

Section 8.     INSURANCE.

       8.1     Insurance to be Maintained During Term.

               Owner shall maintain, at all times during the Term, the following insurance respecting the Hotel in amounts and with responsible and properly licensed companies as approved by Hyatt
(such amounts shall in no event be less than the amounts required under any mortgage, deed of trust or security agreement affecting the Hotel):

               (a) Public liability insurance for injury to or death of persons and damage to or loss of property, with endorsements including coverage for those risks listed in Exhibit E attached hereto and hereby made a part hereof;

               (b) Workers' compensation, including employers' liability and a broad form "all states" endorsement or similar insurance as may be required by law;

               (c) Insurance against all risk of direct physical loss, including but not limited to, fire and extended coverage including business interruption, boiler and machinery coverage including use and occupancy, and such other risks and perils with respect to which insurance is customarily carried by Hyatt for hotels of similar character;

               (d) Crime and fidelity insurance against dishonest acts by employees and others; and

               (e) Such other insurance as Hyatt shall deem necessary for protection against claims, liabilities and losses arising from the operation of the Hotel.

               All policies evidencing the foregoing insurance shall name Owner as the principal insured and shall name Hyatt, its directors, officers, employees and agents and (if required by Owner) any mortgagee of the Hotel as additional insureds thereunder. If obtainable, all such policies shall contain a waiver of subrogation against Owner and Hyatt.

               Whenever Owner is about, or proposes, to purchase any insurance policy or policies required under this Section 8.1, Owner shall invite a bid from Hyatt (the "Hyatt bid") covering such policy or policies and prepared by Hyatt's insurance broker or adviser.
The Hyatt bid may be based upon self-insurance (as described in and subject to Section 8.4) or providing all or part of the insurance in question under a blanket policy insuring, in addition to the Hotel, other hotels operated by Hyatt or its affiliates, in which event the insurance premiums to be included in the Hyatt bid shall be those properly allocable to the Hotel, as determined in good faith by the insurance carrier or carriers involved. If Owner shall purchase such policy or policies of insurance (the "Owner-procured policies") through its own resources in preference to accepting the Hyatt bid, then, for the purposes of determining Profit hereunder, the premiums in respect of the Owner-procured policies shall be deemed not to exceed the amount of the premiums which would have been payable for such policies pursuant to the Hyatt bid, which amount shall be prorated over the term or terms of such policies in determining the amount of premiums deductible in respect of each period included in the Term.

       8.2     Notice of Cancellation or Change.

               All insurance policies required to be carried hereunder shall, to the extent obtainable, have attached thereto an endorsement that the same shall not be cancelled or changed without at least thirty (30) days' prior written notice to all named insureds and additional insureds.

       8.3     Evidence of Insurance Coverage.

               For the purpose of evidencing compliance with the provisions of this Section 8, Owner shall from time to time furnish to Hyatt certified duplicate policies of all insurance required to be maintained by Owner pursuant to this Section 8.

       8.4     Self-Insurance.

               Owner understands that Hyatt customarily and in the course of managing the hotels in its chain, self-insures and assumes the risk of certain losses and liabilities and places certain coverage with an affiliated insurance carrier. Subject to the next succeeding paragraph, Owner agrees that Hyatt may, in submitting the Hyatt bid, be a self-insurer of all or any of the risks described in this Section 8, or may place coverage with such affiliated carrier, so long as such self-insurance or coverage is consistent in type and amount with Hyatt's self-insurance or coverage practices at other hotels; provided, however, in all events the provisions for self-insurance must be reasonably satisfactory to the holder of any first mortgage on the Hotel. In the event that Hyatt self-insures, it will carry insurance, in customary amounts, above the self-insured deductibles protecting Owner and Hyatt. Owner shall be named as an additional insured in said policies.

Section 9.     INDEMNIFICATION OF OWNER.

               To the extent that Owner shall not be fully covered by insurance, Hyatt will indemnify Owner and hold it harmless from any damages, liability, cost, claim or expense, including attorneys' fees, arising out of or in connection with the operation of the Hotel or Hyatt's operations other than at the Hotel. The costs of such indemnity shall be borne as follows:

               (a) If the damage, liability, cost, claim or expense is attributable to Hyatt's gross negligence, willful misconduct, willful violation of any Legal Requirements or breach of this Agreement (other than Hyatt's covenant to comply with the Legal Requirements), the cost of such indemnification shall be borne solely by Hyatt and shall not be charged against Profit;

               (b) If the damage, liability, cost, claim or expense is attributable to any other reason or cause, the cost of such indemnification shall be paid by Hyatt out of the operating accounts and may be charged against the Profit. Hyatt's obligations under this Section 9 shall not include any losses, expenses or damages arising from any matters relating to the structural integrity of the Hotel or other matters relating to defects in design, materials or workmanship in the construction of the Improvements (other than alterations or additions made by Hyatt pursuant to Section 6.3).

Section 10.     DAMAGE TO AND DESTRUCTION OF HOTEL AND CONDEMNATION.

       10.1     Owner's Duty of Restoration.

                If the Hotel, or any portion thereof, shall be damaged or destroyed at any time or times during the Term by fire or any other casualty Owner, at no expense or risk to Hyatt, shall using due diligence and dispatch, repair, rebuild or replace the same
(such repairing, rebuilding or replacing being herein called "restoration") so that after such restoration the Hotel shall be substantially the same as prior to such damage or destruction, and all proceeds of insurance shall be made available to Owner for this purpose; provided that Hyatt shall have the right to ensure that such proceeds of insurance shall be applied to such restoration.

       10.2     Owner's Election Not to Restore.

                Anything in Section 10.1 to the contrary contained notwithstanding, if, in connection with any casualty, the cost of restoring the Hotel shall equal or exceed (i) ten percent (10%) of the replacement cost thereof immediately prior to such casualty if such casualty shall be covered by insurance or (ii) one percent (1%) of such replacement cost if such casualty shall not be covered by insurance, then, and in either event, Owner shall have an election exercisable by notice to Hyatt, given within ninety (90) days from the occurrence of such casualty, not to restore the Hotel and to terminate this Agreement without the payment of any termination fee, including, without limitation, the Termination Fee; provided, however, if, within two (2) years following the effective date of any such termination, Owner or its successors or assigns shall either undertake to rebuild the Hotel, or commence construction of a new hotel on the Site, this Management Agreement shall continue in effect with respect to the new or rebuilt hotel for the balance of the Term remaining as of the effective date of such termination.

       10.3  Eminent Domain.

                If the whole or any substantial portion of the Hotel is taken by any public authority under the power of eminent domain, or taken in any manner for any public or quasi-public use, so as to render, in the reasonable judgment of Hyatt and Owner, with the consent of mortgagees, the remaining portion of the Hotel unsuitable for operations as a first-class hotel, then the term of this Agreement shall cease and terminate as of the date possession shall be taken by such public authority and no termination fee shall be payable in connection therewith, including, without limitation, the Termination Fee; provided, however, that Hyatt shall provide for and implement an appropriate plan for winding down the affairs of the Hotel prior to such date. All proceeds of damages, including damages, if any, portions any interest Hyatt may have or claims to have in the unexpired Term of this Agreement, consequential damages to the land not taken, fixtures, or alterations to the premises or their use or otherwise, for such taking under the power of eminent domain or any like proceeding shall belong to and be the property of Owner, subject to Owner's obligations to any mortgagee and to Hyatt hereunder. Hyatt shall have the right through any separate legal action to pursue damages for the taking of its personal property (if any) or for other losses, provided such legal action does not diminish Owner's recovery.

Section 11.     INTEREST ON OVERDUE SUMS.

                If either party (the "defaulting party") shall fail to pay, when due, to the other party (the "non-defaulting party") any sum payable to the latter hereunder, then the defaulting party shall, without notice to or demand upon it, be liable to the non-defaulting party for the payment of such sum together with interest thereon at the rate of (i) "Prime" plus 1% per annum or (ii) the maximum rate of interest allowed by law, whichever shall be less, from the date when such sum shall become due to the date of actual payment. For the purposes hereof, "Prime" shall mean the rate per annum announced from time to time by The First National Bank of Chicago as its prime or equivalent rate of interest.

Section 12.     EVENTS OF DEFAULT.

                The following shall constitute events of default hereunder:

                (1) The failure of either party (the "defaulting party") to pay to the other party (the "non-defaulting party") any sum which may become due hereunder within fifteen (15) days after receipt by the defaulting party of a notice from the non-defaulting party specifying such failure; or

                (2) The failure by either party (the "defaulting party") to perform, keep or fulfill any of the terms, covenants, undertakings, obligations or conditions set forth in this Agreement other than those referred to in the foregoing paragraph (1), and the continuance of such failure for a period of thirty (30) days after receipt by the defaulting party of notice thereof from the other party hereto (the "non-defaulting party") specifying such failure; or, in the event such failure is of a nature that it cannot, with due diligence and in good faith, be cured within thirty (30) days and such defaulting party fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure with due diligence and in good faith (it being intended that, in connection with a failure not susceptible of being cured with diligence and in good faith within thirty (30) days, the time of such defaulting party within which to cure the same shall be extended for such period, not in excess of one hundred eighty (180) days, as may be reasonably necessary for the curing thereof with due diligence and in good faith).

                If an event of default shall occur, the non-defaulting party may give to the defaulting party notice of intention to terminate the Term after the expiration of a period of fifteen (15) days from the date of such notice and, upon the expiration of such period, the Term shall expire. Such termination shall be without prejudice to any right to damages which the non-defaulting party may have against the defaulting party under applicable law.

Section 13.     TRADENAME.

                During the Term the Hotel shall at all times be known and designated by such name as shall be mutually agreed upon by Owner and Hyatt. Hyatt represents and warrants to Owner that Hyatt has the legal right to use each of the names "Hyatt" and "Regency" (herein called the "protected names") either alone or in conjunction with another word or words. Owner acknowledges that each of the protected names, when used either alone or in conjunction with any other word or words, is the exclusive property of Hyatt.
Accordingly, Owner agrees that no right or remedy of Owner for any default of Hyatt hereunder, nor the delivery of possession of the Hotel to Owner upon the expiration or sooner termination of the Term, nor any provision of this Agreement, shall confer upon Owner, or any transferee, assignee or successor of Owner, or any person, firm or corporation claiming by or through Owner, the right to use either of the protected names, either alone or in conjunction with any other word or words, in connection with the use or operation of the Hotel or otherwise, except that, following the expiration or sooner termination of the Term, Owner may continue to use any supplies or Operating Equipment bearing Hyatt names or trademarks which are at that time in the Hotel's inventory until Owner's inventory thereof shall have been used up, but shall not have any right to re-order or replace any of such inventory, and Hyatt shall have the right to purchase (for cash and at Owner's cost) all or any part of such inventory upon such termination. In the event of any breach of this covenant by Owner, Hyatt shall be entitled to damages, to relief by injunction, and to all other available legal rights or remedies, and this provision shall be deemed to survive the expiration or sooner termination of the Term.

                Notwithstanding the foregoing, if at any time, Hyatt shall be excused from its obligation to operate the Hotel in conformity with a first-class hotel standard in accordance with the provisions of Section 3.1(b), then, in addition to any other right or remedy available to Hyatt by reason thereof, Hyatt may, in its sole and absolute discretion, and for so long as Hyatt may be excused from its said obligation, change the name of the Hotel to such other name as Hyatt, in its discretion, shall select, which name may, if Hyatt so elects, exclude the use of the names "Hyatt" or "Regency", or either of them, provided only that the new name selected by Hyatt shall not infringe upon the rights of any other person, firm or corporation.

Section 14.     ARBITRATION.

                Except as otherwise herein provided, if any controversy should arise between the parties in the performance, interpretation or application of this Agreement, either party may serve upon the other a written notice stating that such party desires to have such controversy reviewed by a board of three (3) arbitrators and naming the person whom such party has designated to act as an arbitrator. Within fifteen (15) days after receipt of such notice, the other party shall designate a person to act as arbitrator and shall notify the party requesting arbitration of such designation and the name of the person so designated. The two (2) arbitrators designated as aforesaid shall promptly select a third arbitrator, and if they are not able to agree on such third arbitrator, then either arbitrator, on five (5) days' notice in writing to the other, or both arbitrators, shall apply to the American Arbitration Association to designate and appoint such third arbitrator. If the party upon whom such written request for arbitration is served shall fail to designate its arbitrator within fifteen (15) days after receipt of such notice, then the arbitrator designated by the party requesting arbitration shall act as the sole arbitrator and shall be deemed to be the single, mutually approved arbitrator to resolve such controversy. The decision and award of a majority of the arbitrators or of such sole arbitrator shall be binding upon both Owner and Hyatt and shall be enforceable in any court of competent jurisdiction. Such decision and award may allocate the costs of such arbitration to one of the parties or disproportionately between the parties. Any arbitration pursuant to this Section 14 shall take place in Tampa, Florida in accordance with the rules and regulations of the American Arbitration Association then in effect unless otherwise mutually agreed by the parties.

Section 15.     SUCCESSORS AND ASSIGNS.

       15.1     Assignment by Hyatt.

                Hyatt shall have the right to assign its rights and obligations under this Agreement, without the consent of Owner, to
(i) any affiliate having full right, power and authority to provide to Owner all services and organizational expertise (including, without limitation, Chain Services and the use of Hyatt names and trademarks) which Hyatt may, or is required to, provide hereunder, or (ii) to any assignee who also acquires all, or substantially all, of the assets of Hyatt and assumes its obligations, including those hereunder, provided such assignee is financially responsible and capable of performing the duties of Hyatt hereunder, retains the right to use the names "Hyatt" or "Regency" and other trademarks and names used in the operation of the Hotel, and continues to enjoy the expertise of Hyatt's operating staff. In such latter event, Hyatt's liability hereunder shall terminate upon such assignment, but in the event of such an assignment to an affiliate Hyatt shall continue to be liable under this Agreement to the same extent as though such assignment had not been made. Except as hereinabove provided, Hyatt shall not assign its rights and obligations under this Agreement without the approval of Owner (which approval may be granted or withheld in Owner's sole discretion). In the event that Hyatt shall assign its rights and obligations under this Agreement to any affiliate (the "assignee affiliate"), as hereinbefore provided, then the sale by Hyatt or by an affiliate of controlling interest in such assignee shall constitute an assignment of Hyatt's interest requiring Owner's approval, as provided in the immediately preceding sentence, except for a sale which is part of a sale of all, or substantially all, of the assets of Hyatt to an assignee who assumes its obligations, including those hereunder (in which case, any contingent liability of Hyatt hereunder shall terminate upon such sale). A "controlling interest" in an affiliate refers to shares of capital stock representing more than fifty percent (50%) of the voting power of such affiliate.

                It is understood and agreed that any approval given by Owner to any assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case. Any assignee who succeeds to the interest of Hyatt hereunder (or to the interest of an assignee of Hyatt hereunder) shall be deemed to be Hyatt hereunder for all purposes. The term "affiliate", as used herein, shall mean a corporation included in an "affiliated group" as that term is defined in Section 1504(a) of the Internal Revenue Code as presently in effect and of which Hyatt is the common parent corporation.

       15.2     Assignment by Owner.

                (a) Except as provided in this Section 15.2 or in Sections 3.5, 15.4 or 15.5, Owner shall not have the right to sell, hypothecate or convey the Hotel or any portion thereof, or to assign its interest in this Agreement, except to a "Qualified Transferee", without the prior approval of Hyatt. Sale, hypothecation or conveyance of the Hotel, and, in that connection, assignment of Owner's rights and interests under this Agreement, to a Qualified Transferee, shall not require consent or approval of Hyatt. Hyatt's approval of any proposed transferee other than a Qualified Transferee (which shall not be unreasonably withheld, delayed or conditioned) shall be based on the following factors (i) the ability of the prospective assignee to fulfill the financial obligations of Owner hereunder, (ii) the character and business reputation of the proposed transferee or its principal owners, and (iii) the nature of any other business activities engaged in by the proposed transferee or its principal owners. Any approved assignee shall expressly assume in writing the obligations of Owner hereunder.

                For the purposes of this Agreement, an assignment of this Agreement shall be deemed to have occurred, if, within any twelve-month period, there is a transfer of more than twenty five percent (25%) of the beneficial ownership of Owner other than by bequests, devise or transfers under laws of intestacy.

                For purposes hereof, a "Qualified Transferee" shall mean any person or entity meeting all of the following criteria: (i) a net worth, computed in accordance with generally accepted accounting principles, of not less than $5,000,000 inclusive of its invested equity in the Hotel (whether denominated as capital, equity or loan); (ii) does not itself, or through one or more affiliated entities, engage in the business of operating, franchising or managing (as opposed to mere ownership) of seven (7) or more other hotels in the aggregate; and (iii) itself and its affiliates are not generally reputed to be, or to be associated with, any material criminal activity.

                (b) Notwithstanding the provisions of Section 15.2(a), if Owner shall have financed its interest in the Hotel with the approval of Hyatt (the "Initial Financing") it shall thereafter have the right to refinance its interest in the Hotel from time to time and in connection therewith to encumber its interest in the Hotel by granting a lien or liens on the Site and the Improvements and by granting a lien or liens on FF&E and other personal property and to assign its interest in this Agreement as collateral, without the prior consent of Hyatt, provided that: (i) such refinancing results in the discharge of the liens of all prior mortgages, deeds of trust and security interests; (ii) the amount of net proceeds of such refinancing (consisting of the loan proceeds less costs and expenses of the borrowing(s), including legal fees and any commitment or other fees payable to the lender(s)) are not in excess of the then outstanding principal amount of the indebtedness being refinanced; (iii) such refinancing has a term of at least five years; (iv) the lender(s) with respect to such refinancing(s) are one or more institutional lenders, such as a pension or retirement fund or system, commercial bank or trust company, real estate investment trust, savings bank, insurance company, educational institution, governmental or quasi governmental agency or savings and loan; (v) such refinancing has other terms and provisions which are reasonable and customary for nonrecourse loans of similar size secured by similar properties, and (vi) except in the case of a refinancing of the Initial Financing (or any subsequent loan obtained in compliance with the provisions of this Section 15.2(b) for the purpose of refinancing the previous refinancing) obtained within 180 days of the maturity thereof, annual debt service payments payable under the new loan(s) shall not exceed the amount payable under the loan(s) being refinanced. The Owner will provide Hyatt with written notice at least 45 days prior to any such refinancing and with such information with respect to such refinancing as Hyatt shall reasonably request. Hyatt agrees to enter into a subordination and nondisturbance agreement with the lender(s) for such refinancing on substantially the same terms as contained in Hyatt's then standard form thereof.

       15.3     Binding on Successors.

                The terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to.

       15.4  Right of First Offer.

                Unless Owner elects, at its sole and absolute discretion, to proceed under the provisions of Section 15.5, the provisions of this Section 15.4 shall be applicable to any sale of the Hotel wherein the Management Agreement is to be terminated pursuant to the provisions of Section 3.5. Accordingly, the provisions of this Section 15.4 (i) shall, at Owner's election, not apply (and Hyatt shall have no right to purchase the Hotel under any of this Section 15.4) if, in connection with such sale, the purchaser thereof shall, by written instrument reasonably satisfactory in form and substance to Hyatt, assume all of the liabilities and obligations of Owner hereunder which accrue or are otherwise attributable to the period from and after the closing date of the sale, and shall agree to be substituted for all purposes as the Owner under the Management Agreement for all of the rest and remainder of the Term; and (ii) shall terminate concurrently with the expiration or termination of Owner's right to terminate this Agreement in accordance with the provisions of Section 3.5.

                Subject to the provisions of Section 15.5, in the event Owner at any time elects to sell the Hotel and, in connection therewith either elects, or intends, to terminate this Agreement in accordance with the provisions of Section 3.5, it shall so notify Hyatt thereof in writing (the "Sale Notice") setting forth the "Purchase Price" at which Owner proposes to sell. Hyatt shall have the right, exercisable not later than ten (10) days after Hyatt's receipt of the Sale Notice, either (i) to elect to purchase the Hotel, at the Purchase Price and in accordance with the provisions of this Section 15.4, by delivery of written notice to that effect to Owner (herein an "Acceptance Notice"); (ii) to reject the offer contained in the Sale Notice; or (iii) to offer to purchase the Hotel, at the "Purchase Price" as proposed by Hyatt in the "Hyatt Counteroffer" but otherwise in accordance with the provisions of this Section 15.4, by delivery of a written notice from Hyatt to Owner delivered within the aforesaid period of ten (10) days (any notice delivered pursuant to this clause (iii) being herein referred to as the "Hyatt Counteroffer"); provided, however, if Hyatt elects to purchase the Hotel as above provided, it shall have fifteen (15) days after delivery of its Acceptance Notice to revoke the same, and to terminate the contract for the purchase of the Hotel, if Hyatt, after using good faith efforts, shall determine within said period of fifteen (15) days that financing, on terms acceptable to Hyatt in its sole discretion, is not reasonably available to Hyatt with respect to its proposed purchase and shall so notify Owner thereof in writing. If Hyatt shall fail to respond in writing to the Sale Notice within the aforesaid period of ten (10) days after its receipt of the Sale Notice, said failure shall irrevocably and conclusively be deemed an election by Hyatt to reject the offer contained in the Sale Notice.

                If Hyatt makes timely election in writing to purchase the Hotel at the Purchase Price set forth in the Sale Notice, the same shall constitute a binding contract for the sale of the Hotel at the said Purchase Price and upon the terms and conditions hereinafter set forth which shall be consummated in accordance with the provisions hereof on the date specified in the Sale Notice, which date, however, shall in no event be sooner than twenty (20) days, nor later than seventy-five (75) days, after delivery of the Acceptance Notice.

                If Hyatt delivers a Hyatt Counteroffer, Owner may, at any time within twenty-five (25) days after receipt thereof, either
(i) elect to sell the Hotel to Hyatt upon the terms and conditions hereinafter set forth and at the Purchase Price set forth in the Hyatt Counteroffer, or (ii) elect to reject the Hyatt Counteroffer. If Owner accepts the Hyatt Counteroffer, the same shall constitute a binding contract for the sale of the Hotel at the Purchase Price set forth in the Hyatt Counteroffer and upon the terms and conditions hereinafter set forth which shall be consummated on the date specified in the Hyatt Counteroffer, which date, however, shall in no event be sooner than twenty (20) days nor later than seventy-five (75) days, after delivery of Owner's written notice electing to accept the Hyatt Counteroffer. If Owner fails to accept or reject the Hyatt Counteroffer in writing within the aforesaid period of twenty-five (25) days, Owner shall irrevocably and conclusively be deemed to have rejected the Hyatt Counteroffer.

                If Hyatt fails or refuses to deliver an Acceptance Notice, or if Owner fails or refuses to accept the Hyatt Counteroffer (if Hyatt shall have made one), in each case within the aforesaid respective periods of ten (10) or twenty-five (25) days, Hyatt shall have no further right (except as otherwise hereinafter set forth) to purchase the Hotel under the provisions of this
Section 15.4, and Owner shall have the right to sell the Hotel at a Purchase Price not less than ninety-five percent (95%) of the Purchase Price set forth in the Sale Notice, except that, if Hyatt shall have delivered a Hyatt Counteroffer, then at a Purchase Price not less than One Dollar ($1.00) above the Purchase Price set forth in the Hyatt Counteroffer (regardless of whether such Purchase Price is greater or less than ninety-five percent (95%) of the Purchase Price set forth in the Sale Notice); provided that the consummation of such sale shall occur not later than nine (9) months after expiration of the aforesaid period of ten (10) or twenty-five (25) days. If no sale shall be consummated within the aforesaid period of nine (9) months, Owner may not again sell the Hotel pursuant to the provisions of this Section 15.4 until it shall again have delivered another Sale Notice and the provisions of this Section
15.4 shall once again have been complied with; provided, however, nothing herein contained shall limit or restrict the right of Owner, at any time, to sell the Hotel in accordance with the provisions of
Section 15.5. For purposes of the preceding sentence, a sale shall be deemed consummated during such nine (9) month period if a contract of sale for the Hotel is executed and delivered, and provides for a closing, during such period, which closing, however, may be subject to customary adjournment provisions which do not, in any event, exceed a total of one hundred eighty (180) days.

                If, having complied with the above provisions of this
Section 15.4 within the preceding period of nine (9) months, Owner elects to sell the Hotel, and to accept an offer therefore, at a Purchase Price less than the lower of (a) ninety-five percent (95%) of the Purchase Price set forth in the Sale Notice and (b) if Hyatt shall have made a Hyatt Counteroffer, $1.00 in excess of the Hyatt Counteroffer, then Owner shall notify Hyatt in writing setting forth the Purchase Price applicable to such sale (such notice being herein referred to as the "Revised Sale Notice"). Upon receipt of the Revised Sale Notice, Hyatt shall have the right, at any time within ten (10) days thereafter, to elect to purchase the Hotel at the Purchase Price set forth in the Revised Sale Notice and on the terms and conditions hereinafter set forth provided it shall have delivered to Owner, within the aforesaid period of ten (10) days, a written notice (the "Revised Acceptance Notice") containing its said election. Upon delivery by Hyatt of a Revised Acceptance Notice, the same shall constitute a binding contract for the sale of the Hotel which shall be consummated in accordance with the provisions of the Revised Sale Notice and on the terms and conditions hereinafter set forth on the date specified therein, which date, however, shall in no event be sooner than twenty (20) days, nor later than seventy-five (75) days, after delivery of Hyatt's notice of acceptance.

                For purposes hereof, the term "Purchase Price" (whether referring to the Purchase Price contained in the Sale Notice, Revised Sale Notice or to the Purchase Price contained in the Hyatt Counteroffer) shall mean and include only the price, payable either in cash at the closing and/or by assumption of any then existing mortgage indebtedness (if permitted by the holder thereof) against the Hotel and the release of Owner and any affiliates of Owner from any guarantees securing any such mortgage indebtedness (excluding any mortgage indebtedness held by Owner, or any affiliate of Owner, or its general partner) and shall not include any portion of the purchase price which may be payable on a deferred basis after the closing whether or not the deferred portion of the said purchase price bears interest or is secured by the Hotel, or any portion of the purchase price contingent on Hotel performance or the occurrence of any future circumstance or event, nor shall there be included in the Purchase Price any "Transaction Costs" paid by the buyer, nor deducted from the Purchase Price any Transaction Costs paid by the seller. For purposes hereof, the term "Transaction Costs" shall mean and include brokerage commissions, documentary and transfer taxes, real estate tax and other prorations or adjustments, attorney's fees, appraisal costs, financing charges, survey, title insurance or other title abstract and examination charges, recording fees, charges or taxes, cost of engineering studies including environmental and structural studies, and other similar costs of acquisition.

                In the event Hyatt shall contract to purchase the Hotel pursuant to the provisions of this Section 15.4 either in accordance with the provisions of the Sale Notice or Revised Sale Notice, or pursuant to the Hyatt Counteroffer, the terms and provisions applicable to such sale (in addition to the provisions regarding Purchase Price and closing date set for above) shall be as follows: (a) the Hotel shall be conveyed free and clear of all liens, claims, charges or encumbrances securing the payment of money, and any other form of encumbrance not existing as of the date hereof (excluding (i) encumbrances for the personal property leased after the date hereof with the consent of Hyatt, and (ii) any other encumbrance which does not materially affect the value of the Hotel or its operations substantially in accordance with its method of operation as of the date hereof); (b) any brokers engaged by Owner shall be paid by Owner and any brokers engaged by Hyatt shall be paid by Hyatt; (c) the Purchase Price shall be payable by wire transfer of immediately available funds at the closing; (d) title insurance premiums, documentary and transfer taxes, recording fees and taxes, escrow charges, and survey costs shall be allocated between buyer and seller in accordance with the customary practices for the sale of similar properties in the local area in which the Hotel is located; (e) seller shall be responsible for delivery of a title insurance commitment (the cost to be allocated between buyer and seller as provided in (d) above), in the amount of the Purchase Price showing the condition of title to the real property comprising the Hotel, and it shall be a condition to the obligations of Hyatt to purchase the Hotel that the said title insurance commitment shall show title to the Hotel in Owner, or a nominee acting on behalf of Owner, free and clear of all liens, claims, charges or encumbrances of any kind or nature other than as provided in (a) above and/or liens or encumbrances which can be removed at the closing by the payment of money in an aggregate amount not greater than the Purchase Price and which seller shall be obligated to remove at such time, said title insurance commitment, as between buyer and seller, to be conclusive evidence as to the then condition of title; (f) closing shall take place in Hillsborough County, Florida, at a place designated by seller and mutually convenient to buyer and seller;
(g) seller shall deliver to buyer, at the closing, special warranty deeds, bills of sale with special warranties excluding implied warranties of merchantability and fitness of purpose, and such other instruments of transfer and conveyance as shall be reasonably necessary in order to vest title to the Hotel in buyer (or its designee), all of which documents shall be in form and substance reasonably satisfactory to buyer, and, with respect to documents conveying real property, shall be in recordable form; (h) the Purchase Price shall be subject to adjustment for usual and customary prorations, including prorations of real estate taxes, employee charges and other similar items, and seller shall receive a credit for the amount of current assets acquired by buyer (and not otherwise included in the Purchase Price), and buyer shall receive a credit for any liabilities which are expressly assumed by buyer;
(i) all FFE, and all operating equipment and inventories of consumables in the Hotel on the closing date shall be transferred to buyer and included in the assets comprising the Hotel to be purchased as part of the Purchase Price; (j) Hotel will be sold to seller on an "as-is" basis without representation or warranty with respect to the physical condition of the property, the income or expenses of the Hotel or its future earnings prospects; provided, however, seller shall warrant its good standing as an entity and it right, power, and authority to sell the Hotel in accordance with the provisions herein set forth; (k) closing shall be subject to there being no material damage or destruction to the property that shall not have been repaired or replaced substantially to its condition as before such damage or destruction and no pending, or to the knowledge of either buyer or seller, threatened condemnation proceedings; (l) in connection with the closing, buyer shall assume all leases and service contracts theretofore entered into with the knowledge or consent of Hyatt; (m) Hyatt shall not purchase any accounts receivable of the Hotel, other than guest ledger receivables which shall be purchased by Hyatt, as an addition to the Purchase Price, at their full face value; (n) revenues for the evening preceding the closing shall be allocated equally between buyer and seller, and cutoffs of restaurant and other revenues shall be made as of 12:01 a.m on the closing date; (o) any fee payable to a third party, unaffiliated with the seller, in connection with the assumption of any then existing indebtedness (if permitted by the holder thereof), and/or for the release of any guaranty securing such indebtedness (if permitted by the holder thereof), shall be paid by Hyatt to the extent a portion of the Purchase Price is paid by assumption of such indebtedness as herein contemplated; (p) Hyatt shall have the right to designate any other corporation, partnership or other entity to take title to the Hotel, but no such designation shall relieve Hyatt of any of its liabilities or obligations to Owner hereunder; (q) neither Hyatt nor its designee taking title to the Hotel shall be liable for any liabilities or obligations of the Hotel other than those expressly assumed by Hyatt or its said designee in accordance with the provisions of this Section 5.4; (r) the balance of any escrows or reserves held by Hyatt in accordance with the provisions of this Management Agreement shall be paid to Owner as of the closing date and any such payments shall not reduce the Purchase Price; and (s) seller shall not have any indemnification obligations under the contract of sale or otherwise assume or remain liable for any liabilities or obligations which, under the provisions of this Management Agreement, are expressly assumed at the closing by Hyatt or its designee except those indemnification obligations arising under the express provisions of this Management Agreement and applicable in connection with any termination of this Management Agreement, including, without limitation, liabilities and obligations of Owner under Section 19 hereof. After the closing, Hyatt will continue to collect receivables and remit the proceeds to seller with respect to those receivables arising prior to the closing date (excluding guest ledger receivables purchased by Hyatt), it being understood and agreed, however, that any amounts collected from a customer shall be applied first to receivables due and owing by such customer and arising after the closing date, with any excess then being applied to previously arising receivables.

                In the event Hyatt becomes obligated to purchase the Hotel pursuant to any of the above provisions of this Section 15.4 including, without limitation, pursuant to any Acceptance Notice or Revised Acceptance Notice, then (i) Owner shall have and may exercise against Hyatt all rights and remedies it may have for breach of the contract between Owner and Hyatt, at law or in equity;
(ii) in connection with any proceedings brought by Owner against Hyatt for enforcement of Owner's rights, Owner shall be entitled to reimbursement for its expenses, including, without limitation, legal fees and expenses; and (iii) Owner shall thereafter be free to sell the Hotel and terminate the Management Agreement in connection therewith without payment of any termination fee to Hyatt, including, without limitation, the Termination Fee, and free and clear of any rights of Hyatt arising under any of Sections 15.2,
15.4 or 15.5.

       15.5  Right of First Refusal.

                In lieu of the provisions of Section 15.4, Owner shall have the right, without complying with the provisions of Sections
15.2 or 15.4, to sell the Hotel in accordance with the provisions of this Section 15.5; provided, however, the provisions of this Section
15.5 shall not apply (i) to any sale made in accordance with the provisions of Section 15.4, it being the understanding of the parties hereto that a sale of the Hotel may be made either pursuant to the provisions of Section 15.4 or pursuant to the provisions of this Section 15.5, at Owner's election, but in no event shall both sections be applicable to any particular sale transaction; or (ii) to a sale of the Hotel to a person or entity which shall, by written instrument reasonably satisfactory in form and substance to Hyatt, assume all of the liabilities and obligations of Owner which accrue or are otherwise attributable to the period after the sale, and shall agree to be substituted for all purposes as the Owner, under this Management Agreement for all the rest and remainder of the Term.

                If at any time during the Term, Owner shall receive an offer (the "Offer"), which must be in writing, to purchase the Hotel, or any part thereof or interest therein, which Owner desires to accept and which would, if accepted, result at the closing in a termination of the Agreement pursuant to Section 3.5, Owner shall give prompt written notice thereof to Hyatt (the "Offer Notice") accompanied by a copy of the Offer. Hyatt shall have the right at any time within twenty-five (25) days after receipt of the Offer Notice, in which to elect to purchase the Hotel upon the terms and conditions set forth in the Offer, which right may be exercised by Hyatt by written notice to that effect to Owner (the "Offer Acceptance Notice") delivered at any time within the aforesaid period of twenty-five (25) days, and, if the Offer provides for a deposit, accompanied by a deposit in the amount provided for in the Offer Notice or evidence that said deposit has been made to the party contemplated in the Offer Notice as the holder thereof. Upon delivery of the Offer Acceptance Notice together with any deposit required pursuant to the preceding sentence, the same shall constitute a binding contract between Owner and Hyatt for the purchase and sale of the Hotel (or interest therein, or part thereof, or controlling interest in Owner, as applicable) upon the terms and conditions set forth in the Offer, which shall be consummated on the later to occur of (i) twenty (20) days after the delivery of the Offer Acceptance Notice or, if such twentieth (20th) day is not a business day, the first business day thereafter; or
(ii) the date for closing set forth in the Offer.

                In the event the Offer contemplates the delivery of consideration other than cash, or other than purchase money financing obligation (whether or not secured), or both, (i) there shall be no delay or extension for Hyatt to accept or reject the Offer; and (ii) upon acceptance of the Offer Hyatt shall be bound to purchase the Hotel and obligated to deliver, in lieu of the non-cash consideration, cash equal in value to the non-cash consideration set forth in the Offer Notice. At the closing, if the parties are unable to agree (after each having used their best reasonable efforts to so agree) upon the cash value of the non-cash consideration on or prior to the closing, Hyatt shall deliver an amount in cash equal to the value thereof as determined by Hyatt and the difference between said amount and the value as determined by Owner shall be deposited by Hyatt in an escrow with First American Title Insurance Company (or such other title company as may be agreed by Owner and Hyatt), as escrow agent, and Hyatt and Owner shall execute at the closing an escrow agreement in the customary form required by the said escrowee and containing provisions not inconsistent herewith, providing for, among other things, such deposit to be held by the said escrowee pending resolution of the valuation dispute between Hyatt and Owner in accordance with the arbitration provisions of Section 14 hereof, with interest earned on amounts in escrow to be for the party entitled to receive the principal thereof, and in proportion to the respective amount of principal each party is entitled to receive.
                In the event Hyatt fails to deliver an Offer
Acceptance Notice within the aforesaid period of twenty-five (25) days, Owner shall have the right to sell the Hotel upon terms and conditions not materially less favorable to Owner than those set forth in the Offer, and to the person (or its designee) delivering the Offer, not later than the later to occur of (i) the date for closing set forth in the Offer Notice, or (ii) one hundred eighty
(180) days after expiration of the aforesaid period of twenty-five
(25) days. If the Offer contains any contingencies, such as, without limitation, financing contingencies or due diligence contingencies, delivery of the Offer Acceptance Notice by Hyatt shall not be subject to such contingencies, Hyatt's obligation to purchase to be the same as it would have been had all such contingencies been favorably satisfied or waived.

                Any sale made pursuant to the provisions of this
Section 15.5 shall be subject to the rights of Owner under Section 3.5, except that no Termination Fee shall be payable to Hyatt in connection with a sale to Hyatt pursuant to this Section 15.5.

                In the event Hyatt becomes obligated to purchase the Hotel pursuant to any of the above provisions of this Section 15.5, then (i) Owner shall have and may exercise against Hyatt all rights and remedies it may have for breach of the contract between Owner and Hyatt, at law or in equity; (ii) in connection with any proceedings brought by Owner against Hyatt for enforcement of Owner's rights, Owner shall be entitled to reimbursement for its expenses, including, without limitation, legal fees and expenses; and (iii) Owner shall thereafter be free to sell the Hotel and terminate the Management Agreement in connection therewith without payment of any termination fee to Hyatt and free and clear of any rights of Hyatt arising under any of Sections 15.2, 15.4 or 15.5.

Section 16.     NOTICES.

                All notices required or permitted to be delivered hereunder shall be in writing and shall be given by: (a) registered
or certified mail, return receipt requested; (b)            personal
delivery; (c) delivery by a reputable private air freight service; or (d) electronic telecopy communication. All notices shall be addressed to the recipient at the following addresses:

       If to Owner:              c/o The Wilson Company
                                 5404 Cypress Center Drive
                                 Suite 200
                                 Tampa, Florida 33609

       With copies to:     Stephen J. Mitchell, Esq.
                                 Annis, Mitchell, Cockey, Edwards &
Rohen
                                 Suite 2100
                                 One Tampa City Center Building
                                 P.O. Box 3433
                                 Tampa, Florida 33601

                                  - and -

                                 Dean Witter Realty Inc.
                                 Two World Trade Center
                                 New York, New York  10048
                                 Attention: E. Davisson Hardman, Jr.
                                             and John McNamara

       If to Hyatt:              Madison Plaza
                                 200 West Madison Street
                                 39th Floor
                                 Chicago, IL 60606
                                        Attention: General Counsel

Any party may designate another address (or change its address) for notices hereunder by delivery of a written notice to all other parties in accordance with the provisions of this section. Any notice sent in compliance with the above provisions shall be deemed delivered and received on the actual date received by the other party. Costs of delivery shall be borne by the sending party, and no notice shall be deemed delivered unless delivered prepaid. If Hyatt is given the name and address of any mortgagees it will give copies of all notice given to owner to such mortgagees in the manner set forth in this Section 16.

Section 17.     APPROVALS.

                If a party shall desire the approval of the other party hereto to any matter, such party may give notice to such other party that it requests such approval, specifying in such notice the matter as to which such approval is requested and reasonable detail respecting such matter. If such other party shall not respond negatively in writing to such notice within twenty (20) days after receipt thereof, such other party shall be deemed to have approved the matter referred to in such notice.

Section 18.     FURTHER INSTRUMENTS.

                Upon notice from either party to the other, Hyatt and Owner shall execute (in recordable form) and deliver to the party requesting the same an appropriate instrument, in form and substance reasonably satisfactory to Owner and Hyatt, which, when recorded, will impart constructive notice to third parties of the rights of Hyatt under this Agreement. Each party hereto shall further execute and deliver all such other appropriate supplemental agreements and other instruments and take such other action as may be necessary to make this Agreement fully and legally effective, binding and enforceable as between the parties hereto and as against third parties, or as the other party may reasonably request.

Section 19.     INDEMNIFICATION OF HYATT.

                (a) Upon termination of this Agreement, whether by lapse of time or otherwise, Owner shall indemnify and hold harmless Hyatt and its directors, officers, employees and agents from and against any and all liability, loss, damages, costs and expenses ("Liabilities") arising out of, or incurred in connection with the management and operation of the Hotel, but excluding those Liabilities caused by the gross negligence or willful misconduct of, or willful violations of Legal Requirements by, Hyatt or its employees or agents occurring during the Term.

                (b) With regard to Liabilities arising out of, or relating to, the provisions of the Employee Retirement Income Security Act of 1974 and/or the Multi-employer Pension Plan Amendments Act of 1980 ("MEPPA"), Owner shall indemnify and hold harmless Hyatt and its directors, officers, employees, and agents from and against (i) any withdrawal liability (as described in Section 4201 of MEPPA) incurred in connection with the discontinuance of contributions to any multi-employer pension plan to which Hyatt may make contributions on behalf of persons employed at the Hotel pursuant to the provisions of an applicable collective bargaining agreement, but only to the extent that such withdrawal liability is attributable to benefits accrued by employees of Hyatt in respect to services performed on behalf of the Hotel, (ii) any other Liabilities arising out of, or relating to, any other funding provisions of said statutes unless such Liabilities are due to the gross negligence or willful misconduct of Hyatt, and (iii) any fines, interest, excise taxes or penalties which may be assessed against Hyatt in respect of the operation and administration of any employee benefit plan to the extent attributable to such plans made available to employees of the Hotel unless such fines, interest, excise taxes or penalties are due to the gross negligence or willful misconduct of Hyatt.

Section 20.     APPLICABLE LAW.

                This Agreement shall be governed in all respects by the internal laws of the State of Florida.

Section 21.     PAYMENT OF AMOUNTS DUE TO HYATT.

                If, pursuant to the terms of this Agreement, the Term and Hyatt's management of the Hotel are terminated, Owner's obligations to pay to Hyatt any other amounts due to Hyatt hereunder, shall survive such termination and shall continue until all such amounts, with interest, are paid in full. If such termination is the result of condemnation of, or a casualty to the Hotel, these amounts due to Hyatt shall be paid out of any condemnation award or insurance proceeds available to Owner after satisfaction of the holder of the first mortgage.

                If the condemnation award or any insurance proceeds are insufficient, Owner shall be obligated to pay all such amounts to Hyatt from other funds of Owner.

Section 22.     SURVIVAL AND CONTINUATION.

                Notwithstanding the termination of the Term or Hyatt's management of the Hotel in accordance with this Agreement, all terms, provisions and obligations of either party contained herein, which in order to give them effect and accomplish their intent and purpose need to survive such termination (e.g. Sections 19 and 21) shall, by agreement between Owner and Hyatt, survive and continue until they have been fully satisfied or performed.

Section 23.     HYATT APPROVALS.

                Owner and Hyatt agree that in each instance in this Agreement or elsewhere wherein Hyatt is required to give its approval of plans, specifications, budgets and/or financing, no such approval shall imply or be deemed to constitute an opinion by Hyatt, nor impose upon Hyatt any responsibility for the design or construction of building elements, including but not limited to structural integrity or life/safety requirements or adequacy of budgets and/or financing. The scope of Hyatt's review and approval of plans and specifications is limited solely to the adequacy and relationship of spaces and esthetics of the Improvements for use as a hotel.

                All reviews and approvals by Hyatt under the terms of the Management Agreement are for the sole and exclusive benefit of Hyatt and no other person or party shall have the right to rely on any such reviews or approvals by Hyatt. Hyatt shall have the absolute right, in its sole discretion, to waive any such reviews or approvals as a condition to its performance under the Management Agreement.

Section 24.     SALE OF SECURITIES.

                In the event Owner, or any person controlling Owner, shall, at any time, sell or offer to sell any securities issued by Owner through the medium of any prospectus or otherwise, it shall do so only in compliance with all applicable federal and state securities laws, and shall clearly disclose to all purchasers and offerees that (i) neither Hyatt nor any of its officers, directors, agents or employees shall in any way be deemed an issuer or underwriter of said securities, and that (ii) Hyatt and said officers, directors, agents and employees have not assumed and shall not have any liability arising out of or related to the sale or offer of said securities, including, without limitation, any liability or responsibility for any financial statements, projections or other financial information contained in any prospectus or similar written or oral communication. Hyatt shall have the right to approve any description of Hyatt, or any description of this Agreement or of Owner's relationship with Hyatt hereunder, which may be contained in any prospectus or other communication, and Owner agrees to furnish copies of all such materials to Hyatt for such purpose not less than twenty (20) days prior to the delivery thereof to any prospective purchaser. Owner agrees to indemnify, defend and hold Hyatt, and its officers, directors, agents and employees, free and harmless of and from any and all liabilities, costs, damages, claims or expenses arising out of or related to the sale or offer of any securities of Owner, except for any such liabilities, costs, damages, claims or expenses arising out of or based upon any untrue statement of a material fact or omission of a material fact made in reliance upon, and in conformity with, information furnished by Hyatt to Owner in writing, provided that (i) Hyatt has expressly acknowledged in writing its understanding and consent to use of such information in Owner's prospectus or other placement materials, (ii) Hyatt shall be under no obligation to furnish any such information and will furnish the same, if at all, only in response to specific written requests therefor from Owner but shall, in any event and upon request from Owner, furnish to Owner such relevant information, if any, as is otherwise made publicly available by Hyatt (which for this purpose shall not include information furnished to potential lenders, joint venture partners or merger prospects); and (iii) Owner has no knowledge that the information furnished by Hyatt is untrue in any material respect.

Section 25.     NON-COMPETITION.

                Hyatt agrees that during the periods of time, and within the areas, described below, it shall not operate or mange any other hotel or hotels having the word "Hyatt" or "Regency" included in its trade name, other than the existing Hyatt Regency Tampa (or any additions thereto or expansions thereof) and other than hotels hereafter acquired through merger, consolidation or other similar form of corporate acquisition; provided, however, in any event the provisions of this Section 25 shall terminate concurrently with any termination of this Management Agreement. The foregoing covenant shall be effective in the following areas and during the following periods of time:

                (a) Until the first to occur of (i) the refinancing of the existing mortgage of indebtedness of the Hotel, (ii) sale of the Hotel to an unaffiliated third party which assumes the obligations of Owner under this Agreement and elects to continue this Agreement in effect, and (iii) March 31, 1997, anywhere within a radius of four (4) miles from the Hotel;

                (b)        After expiration of the period
       referred to in subsection (a) above, and to and including November 14, 1999, anywhere within a radius of ten (10) miles from the Hotel (excluding any hotels located more than four (4) miles but less then ten (10) miles from the Hotel which Hyatt undertook to manage or operate after the date hereof but prior to expiration of the period referred to in subsection (a) above), and

                (c) During the period from November 15, 1999 to and including the expiration or earlier termination of this Agreement, anywhere within a radius of four (4) miles from the Hotel, except that this subparagraph (c) shall not apply in the event, at any time, Hyatt exercises its right under Section 13 to change the name of the Hotel by reason of its being excused from its obligation to operate the Hotel in conformity with the first-class hotel standard. In the event Hyatt operates or manages a hotel or hotels after the date hereof but prior to expiration of the period referred to in subsection (a) above in the area more then four (4) but less then ten (10) miles from the Hotel, (i) Hyatt shall give written notice thereof to Owner, and (ii) Owner shall have the right, which shall be exercised not later than six (6) months after the receipt of such notice from Hyatt (and without prejudice to the rights of Hyatt under Section 3.6) to terminate this Agreement by notice thereof to Hyatt effective as of the date set forth in said notice but in no event sooner than sixty-five (65) days after delivery thereof to Hyatt. No termination fee, including, without limitation, the Termination Fee, shall be due or payable to Hyatt in connection with any termination pursuant to the Section 25.

Section 26.     EXCULPATION.

                Notwithstanding anything to the contrary set forth in this Management Agreement and except as expressly set forth in any document, instrument, certificate or agreement delivered now or subsequently in connection with this Management Agreement (the "Management Documents"), Hyatt agrees that no recourse shall be had, whether by levy or execution or otherwise, for the payment or performance of any obligation of Owner or for any claim based on this Agreement or any Management Document or in respect thereof against any partner in the Owner or any predecessor, successor or affiliate of any partner in the Owner or any of their assets or against any principal, partner, shareholder, officer, director, agent or employee of any of the aforesaid persons, under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such persons be personally liable for any such obligations or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies of Hyatt with respect to such obligations and claims shall be against the assets of Owner (it being understood that the obligations of the partners in the Owner to make capital contributions in accordance with the partnership agreement of Owner are assets of the Owner and are enforceable against the partners in Owner) and all such liability of the aforesaid persons is expressly waived and released by Hyatt as a condition of and as consideration for the execution of this Agreement.

Section 27.  ESTOPPEL.

                Owner and Hyatt each hereby represent and warrant to the other that, as of the date hereof, neither has any knowledge of any default by the other under the terms of the Management Agreement, nor any knowledge of the occurrence of any event which, with notice or the lapse of time or both, would constitute a default or an event of default under the Management Agreement, as of the date hereof.

Section 28.  LENDER APPROVAL.

                This Management Agreement is subject in all respects to, and shall not become effective until receipt, on or prior to April 15, 1995, of, written instruments from the holders of all mortgage indebtedness on the Hotel consenting to the execution and delivery hereof by Owner and Hyatt and to the amendment to the Management Agreement as herein provided, and confirming to Hyatt, in a written instrument reasonably satisfactory to Owner and Hyatt, the continuing validity, binding effect and enforceability of any subordination, non-disturbance and attornment agreements heretofore entered into by Hyatt and the said lenders and confirming further that the "Management Agreement" referred to in any such subordination, non-disturbance and attornment agreement shall mean the this Management Agreement. Owner agrees to use reasonable efforts to seek the consent of all holders of mortgage indebtedness and the confirmation with respect to the subordination, non-disturbance and attornment agreements herein referred to, and, to the extent any such mortgage indebtedness is held by Owner, any affiliate of Owner, or any affiliate of the general partner of Owner, Owner agrees that it shall cause such consent and confirmation to be executed and delivered. Until such time as such consent shall have been received, the Original Management Agreement shall continue in full force and effect without regard to the provisions of this Management Agreement. If such consent shall not have been received on or prior to April 15, 1995, then, at any time thereafter, either Owner or Hyatt may elect to terminate this Management Agreement, and in that event, to continue to be governed by the Original Management Agreement. If, however, such consent shall have been received on or prior to April 15, 1995, then this Management Agreement shall be fully operative, and Hyatt shall adjust any Annual Management Fees it shall have previously received which exceeded the amounts required to be paid to Hyatt pursuant hereto.

                IN WITNESS WHEREOF, Owner and Hyatt have executed this Second Amended and Restated Management Agreement as of the day and year first above set forth.


                           HYATT CORPORATION, a Delaware corporation

                           By:
                                    _____ President


                                 TWC ELEVEN, LTD., by its general
                                 partners:

                                        TWC FOURTEEN, LTD., a Florida
                                        limited partnership, by its
                                        general partner

                                            TWC ELEVEN, INC., a
                                            Florida corporation

                                 By:
                                               _____ President

                                        BAYPORT, LTD., a Florida
                                        limited partnership, by its
                                        general partner:

                                            DEAN WITTER REALTY GROWTH
                                            PROPERTIES, L.P., a
                                            Delaware limited
                                            partnership, by its
                                            general partner

                                                DEAN WITTER REALTY
                                                GROWTH PROPERTIES,
                                                INC., a Delaware
                                                corporation


                                 By:
                                                   ______ President

                                 EXHIBIT A

LEGAL DESCRIPTION - Parcel #3 Other-Media

A tract of land lying within Section 13 Township 29 South Range 17 East and Section 18 Township 29 South Range 18 East, Hillsborough
County, Florida being more particularly described as follows:

Commence at the Northeast corner of said Section 13 also being the Northwest corner of said Section 18; thence S 01 00' 16" W for
163.87 feet to a point on the southerly right-of-way line of COURTNEY CAMPBELL PARKWAY (S.R. 60); thence along said right-of-way line N 72 32' 24" E, for 117.63 feet; thence S 88 13' 01" E, for
116.73 feet to a point on a curve concave to the South; thence easterly along the arc of said curve, having a radius of 1,180.24 feet, a central angle of 2 52' 25", an arc length of 59.19 feet and a chord, bearing S 81 00' 29" E for 59.19 feet to the point of compound curvature of a curve concave to the Southwest; thence southeasterly along the arc of said curve, having a radius of 653.24 feet, a central angle of 27 30' 20", an arc length of 313.60 feet and a chord, bearing S 65 49' 07" E, for 310.59 feet; thence s 41 50' 23" E, for 93.96 feet; thence S 27 20' 20" E for 59.23 thence, leaving said right-of-way line, S 01 03' 39" W, for 395.36 feet to the POINT OF BEGINNING; thence continue S 01 03' 39" W, for 179.74 feet; thence S 19 01' 35" W, for 549.94 feet to a point on the MEAN HIGH WATER Line of TAMPA BAY as shown on a MEAN HIGH WATER SURVEY by Heldt & Associates on March 9 1983 also being 1.25 foot contour line; thence meandering along said line N 50 40' 27" W, for 112.99 feet; thence N 78 47' 26" W, for 62.40 feet; thence N 19 55' 56"
W, for 92.24 feet; thence N 50 06' 29" W, for 123.42 feet; thence
N 49 15' 04" W, for 43.70 feet; thence N 35 08' 35" W, for 64.42 feet; thence N 46 59' 38" W, for 46.989 feet; thence N 23 43' 56"
W, for 85.80 feet; thence N 45 43' 18" W, for 51.49 feet; thence N 48 37' 56" W, for 24.66 feet; thence N 79 57' 21" W, for 68.18 feet; thence S 70 57' 39" W, for 43.01 feet; thence S 70 41' 53"
W, for 60.88 feet; thence S 72 18' 38" W, for 69.44 feet; thence S 68 36' 22" W, for 75.53 feet; thence S 86 47' 18" W, for 33.55 feet; thence N 60 48' 01" W, for 25.72 feet; thence N 16 58' 02"
W, for 34.61 feet; thence N 28 06' 56" E, for 22.96 feet; thence N 76 00' 19" E, for 24.05 feet; thence S 65 18' 22" E, for 43.85 feet; thence S 87 18' 38" E, for 47.22 feet; thence N 64 15' 23"
E, for 61.27 feet; thence N 70 06' 57" E, for 65.95 feet; thence N 70 44' 26" E, for 53.44 feet; thence N 63 41' 27" E, for 67.74 feet; thence N 47 08' 52" E, for 15.41 feet; thence N 39 51' 15"
W, for 36.22 feet; thence S 84 37' 25" W, for 38.89 feet; thence S 83 01' 42" W, for 114.83 feet; thence N 35 06' 41" W, for 84.56 feet; thence N 23 46' 40" W, for 74.09 feet; thence N 29 53' 08"
W, for 103.89 feet; thence N 03 09' 16" W, for 76.96 feet; thence
N 64 55' 39" W, for 122.30 feet; thence N 52 31' 56" W, for 91.62 feet; thence leaving said line S 86 21' 11" E, for 439.57 feet; thence S 88 59' 44" E, for 443.58 feet; thence S 01 00' 16" W, for
117.81 feet; thence S 88 59' 44" E, for 32.00 feet; thence S 01
00' 16" W, for 15.83 feet; thence N 88 59' 44" E, for 82.20 feet;
thence S 01 00' 16" W, for 127.01 feet; thence S 88 59' 44" E, for
334.19 feet to the POINT OF BEGINNING.

LEGAL DESCRIPTION - Parcel #4 Other-Burpee

A tract of land lying within Section 18 Township 29 South Range 18 East, Hillsborough County, Florida being more particularly described as follows:

Commence at the Northwest corner of said Section 18; thence S 01
00' 16" W for 163.87 feet to a point on the southerly right-of-way line of COURTNEY CAMPBELL PARKWAY (S.R. 60); thence along said right-of way line N 72 32' 24" E, for 117.63 feet; thence S 88 43' 01" E, for 116.73 feet to a point on a curve concave to the South; thence easterly along the arc of said curve, have a radius of 1,180.24 feet, central angle of 2 52' 25", an arc length of 59.19 feet and a chord, bearing 881 00' 29" E for 59.19 feet to the point of compound curvature of a curve concave to the Southwest; thence southeasterly along the arc of said curve, having a radius of 653.24 feet, a central angle of 27 30' 20", an arc length of 313.60 feet and a chord bearing S 65 49' 07" E, for 310.59 feet; thence S 41
50' 23" E, for 93,96 feet; thence S 27 20' 20" E, for 93.42 to a point on a curve concave to the Southwest, thence southeasterly along the arc of said curve, having a radius of 623.24 feet, a central angle of 15 18' 27", an arc length of 166.51 feet and a chord, bearing S 27 52' 56" E, for 166.01 feet; thence S 20 13'
42" E, for 114.79 feet; thence S 24 31' 03" E, for 125.12 feet to the POINT OF BEGINNING; said point henceforth to be known as "POINT A" thence continue S 24 31' 03" E, for 75.44 feet; thence S 20 13' 42" E, for 600.00 feet; thence S 14 31; 04" E, for 100.50 feet;
thence S 20 13' 42" E for 441.22 feet to a point on the MEAN HIGH WATER line of TAMPA BAY as shown on a MEAN HIGH WATER SURVEY by Heldt & Associates on March 9, 1983 also being the 1.25 foot contour line; thence meandering along said line; thence S 16 40' 36" W, for
14.18 feet; thence N 84 05' 39" W, for 60.54 feet; thence N 79 15' 43" W. for 64.24 feet; thence N 84 09' 22" W, for 44.63 feet;
thence N 84 53' 24" W, for 29.81 feet; thence S 88 4?' 33" W, for
77.10 feet; thence N 80 40' 25" W, for 48.07 feet' thence N 71 06' 22" W, for 50.59 feet; thence N 88 45' 53" W, for 67.84 feet'
thence N 82 18' 28" W, for 71.72 feet; thence S 85 35' 23" W, for
63.02 feet; thence S 81 19' 59" W, for 34.97 feet; thence S 28 59' 05" W, for 63.26 feet; thence S 69 42' 40" W, for 51.44 feet;
thence S 63 32' 58" W, for 63.14 feet; thence S 77 19' 18" W, for
44.46 feet; thence N 50 54' 26" W, for 40.46 feet; thence N 50 51' 39" W, for 45.20 feet; thence N 77 23' 32" W, for 25.21 feet;
thence N 02 41' 56" E, for 19.07 feet; thence N 19 12' 15" W, for
15.85 feet; thence N 34 12' 47" W, for 28.62 feet; thence N 13 50' 10" W, for 87.55 feet; thence N 41 47' 10" E, for 16.53 feet;
thence N 41 34' 23" W, for 13.50 feet; thence N 15 27' 21" W, for
21.24 feet; thence N 10 42' 23" W, for 71.88 feet; thence N 06 35' 07" W, for 57.71 feet; thence N 05 52' 20" W, for 45.97 feet;
thence N 53 04' 36" E, for 22.88 feet; thence S 74 17' 20" E, for
45.12 feet; thence S 85 55' 36" E, for 53.17 feet; thence S 80 21' 43" E, for 68.44 feet; thence S 76 08' 38" E, for 49.05 feet;
thence S 63 26' 29" E, for 58.47 feet; thence S 85 24' 03" E, for
42.00 feet; thence N 19 49' 47" W, for 107.83 feet; thence N 49
47' 06" W, for 14.98 feet; thence N 70 31' 28" W, for 87.83 feet;
thence N 50 40' 27" W, for 28.34 feet; thence leaving said line N
19 01' 35" E, for 549.94 feet; thence N 01 03' 39" E, for 179.74 feet; thence S 88 59' 44" E, for 192.30 feet to the POINT OF
BEGINNING.
LESS AND EXCEPT:
LEGAL DESCRIPTION- POND A

A tract of land lying within Section 18 Township 29 South Range 18 East, Hillsborough County, Florida being more particularly described as follows:

Commence at the Northeast corner of said Section 13 also being the Northwest corner of said Section 18; thence S 01 00' 16" W for
163.87 feet to a point on the southerly right-of-way line of COURTNEY CAMPBELL PARKWAY (S.R. 60) also being the POINT OF BEGINNING; thence along said right-of-way line N 72 32' 24" E, for
117.63 feet; thence S 88 43' 01" E, for 116.73 feet to a point on a curve concave to the south; thence easterly along the arc of said curve, having a radius of 1,180.24 feet, a central angle of 2 52' 25", an arc length of 59.19 feet and chord, bearing S 81 00' 29" E for 59.19 feet to the point of compound curvature of a curve concave to the Southwest; thence Southeasterly along the arc of said curve, having a radius of 653.24 feet, a central angle of 27 30' 20", an arc length of 313.60 feet and a chord, bearing S 65 49' 07" E, for
310.59 feet; thence S 41 50' 23" E, for 93.96 feet; thence S 27
20' 20" E for 93.42 feet to a point on a curve concave to the Southwest, thence southeasterly along the arc of said curve, having a radius of 623.23 feet, a central angle of 5 18' 27", an arc length of 166.51 feet and a chord, bearing S 27 52' 56" E, for
166.01 feet; thence S 20 13' 42" E, for 114.79 feet; thence S 24
31' 03" E, for 125.12 feet; to the POINT OF BEGINNING, said point also being on the northerly water line of POND A, also being on the
1.83 foot contour line; thence continue S 24 31' 03" E, for 75.44 feet; thence S 20 13' 42" E, for 600.00 feet; thence S 14 31' 04"
E, for 100.50 feet to a point on the southerly water line of said POND A; thence, meandering along said contour line westerly for 350 feet; thence northerly for 450 feet; thence northeasterly for 450 feet to said "POINT A" and said POINT OF BEGINNING.
                                 EXHIBIT B

                           BEST PRACTICES REPORT

                                  STATEMENT OF INCOME
                                     (Short Form)
                                                                              Current
                                                                               Period
DEPARTMENTAL PROFIT (Loss)
      Rooms                                                Schedule B- I       $_____
      Foods  B-2
      Beverages                                            B-2
      Telephone                                            B-3
      Barber Shop                                          B-4
      Beauty Parlor                                        B-5
      Checkrooms and Washrooms                             B-6
      Cigar and Newsstand                                  B-7
      Fountain and Gift Shop                               8-8
      Garage--Parking Lot                                  B-9
      Guest Laundry                                        B-10
      Swimming Pool--Cabanas--Baths                        B-11
      Valet  B-12                                          ______
                                                                               $_____

             Profit from Operated Departments

OTHER INCOME                                               B-13                ______

GROSS OPERATING INCOME                                                         $_____

DEDUCTIONS FROM INCOME
      Administrative and General Expense                   B-14                $_____
      Advertising and Sales Promotion                      B-15
      Heat, Light and Power                                B-16
      Repairs and Maintenance                              B-17

             Total Deductions from Income

HOUSE PROFIT                                                                   $_____
STORE RENTALS                                              B-18                ______
GROSS OPERATING PROFIT                                                         $_____
RENT, MUNICIPAL TAXES AND INSURANCE                        B-19                ______
PROFIT BEFORE INTEREST AND DEPRECIATION                                        $_____
INTEREST                                                   B-19                ______
PROFIT BEFORE DEPRECIATION                                                     $_____
DEPRECIATION AND EXPENSE AUTHORIZATION                     B-19                ______
NET OPERATING PROFIT (LOSS)                                                    $_____
OTHER ADDITIONS AND DEDUCTIONS                             B-20                ______

NET INCOME (Loss) -- TO RETAINED EARNINGS                                      $_____
                                       EXHIBIT C
/TABLE

                                 EXHIBIT D

                    ADDITIONAL REPORTS AND INFORMATION


(A)    Additional Monthly Reports:

       (1)   General Manager Operations Report
       (2)   Sales Pace Report
       (3)   Rooms Unavailable for Occupancy Due to Maintenance
             Report
       (4)   EST-1 90-day Schedule

(B)    Quarterly Reports:

       (1)   Status Report on Best Practices Savings
       (2)   Summary of Related Party Payments
       (3) Variance Report for Each Line Item from the Operating Forecast for Variances in Excess of $1,000 and 5%
       (4)   Full Time Equivalent Employee Status Report

(C)    As Relevant or Requested:

       (1) Copies of Operating Leases (including copier, van, computer and space leases)
       (2)   Copies of Personal Property Leases
       (3)   Copies of Insurance Policies
I.Comprehensive General Liability

             Premises Operations
             Elevators
             Independent Contractors
             Blanket Contractual
             Worldwide Products Liability (U.S. Suit or Foreign
             Indemnity)
             Personal Injury (including Contractual) Exclusion C deleted
             Amendment of "Bodily Injury" to include Mental Anguish, Mental Injury, or illness whether or not accompanied by physical injury or illness suffered by any person or persons
             Employees as Additional Insureds
             Broad Form Property Damage
             Fire Legal Liability ($50,000 per location)
             Host Liquor Liability (including Loss of Means of
             Support)
             Liquor Liability
             XCU exclusion deleted
             Incidental Malpractice

II.    Innkeepers Liability Including Safe Deposit Box Liability

III.   Comprehensive Automobile Liability Limits:

       Includes all owned, hired, leased (or substitute) automobiles. Use of other auto - broad form - Blanket coverage for all Hyatt officers and/or employees while acting within the scope of their duties, including an individual while a resident of the household, and spouse and dependent children of such individual.

IV.    Garagekeepers Legal Liability

       Fire and Explosion
       Theft
       Riot, Civil Commotion, Malicious Mischief and Vandalism
       Collision or upset

       Including coverage for personal property left in insured vehicle








                                 EXHIBIT E
ATTACHMENT 1

              Operating Forecasts and Capital Budget Formats

                        SECOND AMENDED AND RESTATED
                           MANAGEMENT AGREEMENT
                                  (Tampa)


                                  between


                             TWC ELEVEN, LTD.


                                    and


                            HYATT CORPORATION,
                          a Delaware corporation


DATED:  January 26, 1995